UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCEL ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 19, 2026
Dear Accel Entertainment Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Accel Entertainment, Inc. (the “Annual Meeting”), which will be held on Thursday, May 7, 2026, at 1:00 p.m., Central Time. We intend to hold our annual meeting virtually, and the meeting will be accessible on the following website: http://www.virtualshareholdermeeting.com/ACEL2026.
It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required for our stockholders to gain access to any meeting held solely by means of remote communication.
At the Annual Meeting, we will ask you to:
1.Elect to our Board the following nominees for terms expiring at our 2027 Annual Meeting of Stockholders: Karl Peterson, Kathleen Philips, Doris M. Robinson, Kenneth B. Rotman, Andrew Rubenstein and Bruce D. Wardinski (“Proposal 1”);
2.Approve, on a non-binding advisory basis, the compensation of our named executive officers (“Proposal 2”);
3.Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 3”); and
4.To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.
Alongside our incumbent director nominees, the Board has nominated Bruce D. Wardinski for election to the Board. Mr. Wardinski brings extensive leadership experience in the hospitality and real estate sectors, including serving as Chairman and Chief Executive Officer of Playa Hotels & Resorts N.V. and holding board leadership roles at several public hotel real estate investment trusts. His background as a founder and CEO, combined with his financial and strategic expertise and extensive knowledge of the hospitality industry will add valuable perspective to our Board.
We have elected to provide access to the proxy materials over the internet, other than to those stockholders who requested a paper copy, under the Securities and Exchange Commission’s “notice and access” rules to reduce the environmental impact and cost of our Annual Meeting. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by telephone, or by mail, in accordance with the instructions included in the proxy materials.
On behalf of the board of directors, we would like to thank you for your continued interest and investment in Accel Entertainment, Inc.
Sincerely,
/s/ Andrew Rubenstein
Andrew Rubenstein
President, Chief Executive Officer and Chairman

ACCEL ENTERTAINMENT, INC.
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, May 7, 2026, at 1:00 p.m., Central Time.

Place:	Virtual only: http://www.virtualshareholdermeeting.com/ACEL2026

Items of Business:	(1)
Elect to our Board the following nominees for terms expiring at our 2027 Annual Meeting of Stockholders: Karl Peterson, Kathleen Philips, Doris M. Robinson, Kenneth B. Rotman, Andrew Rubenstein and Bruce D. Wardinski (“Proposal 1”);

(2) To approve, on a non-binding advisory basis, the compensation of our named executive officers (“Proposal 2”);

(3) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 3”); and

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	Holders of record of our Class A-1 common stock as of the close of business on March 13, 2026, will be entitled to notice of, and to vote at, the Annual Meeting.

Voting:	Your vote is very important. All stockholders as of the record date are cordially invited to attend the Annual Meeting and vote. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote during the meeting even if you have previously returned a proxy.
By Order of the Board of Directors,
/s/ Scott Levin
Scott Levin
Chief Legal Officer and Secretary
This Notice of Annual Meeting and the accompanying proxy statement and form of proxy are being distributed and made available on or about March 19, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be held on May 7, 2026.
The proxy statement and our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxyvote.com and at www.accelentertainment.com on the “Investor Relations” page.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.
2026 Annual Meeting of Stockholders (the “Annual Meeting”)

Date:	Thursday, May 7, 2026
Time:	1:00 p.m., Central Time
Location:	Virtual only: http://www.virtualshareholdermeeting.com/ACEL2026
Record Date:	Friday, March 13, 2026
Voting:	Stockholders as of the record date are entitled to vote. Each share of Class A-1 common stock is entitled to one vote.
Proposals and Voting Recommendations

		Board Recommendation	Page
Proposal 1	Elect to our Board the following nominees for terms expiring at our 2027 Annual Meeting of Stockholders: Karl Peterson, Kathleen Philips, Doris M. Robinson, Kenneth B. Rotman, Andrew Rubenstein and Bruce D. Wardinski	For	22
Proposal 2	Approval, on a non-binding advisory basis, of the compensation of our named executive officers	For	55
Proposal 3	Ratification of our independent registered public accounting firm	For	57
Voting Methods
You can vote in one of four ways:
•Visit www.proxyvote.com to vote VIA THE INTERNET
•Call 1-800-690-6903 to vote BY TELEPHONE
•Sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL
•Attend the meeting to vote DURING THE MEETING
To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 6, 2026. Stockholders may revoke their proxies at the times and in the manners described on page 7 of this proxy statement.
If your shares are held in “street name” through a bank, broker or other holder of record, you will receive voting instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote during the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares.

ACCEL ENTERTAINMENT, INC.
2026 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION

This proxy statement and the enclosed form of proxy are solicited on behalf of Accel Entertainment, Inc. (the “Company,” “Accel” or “we,” “us” and “our”), a Delaware corporation, by our Board of Directors (our “Board”) for use at the 2026 Annual Meeting of Stockholders (referred to as the “Annual Meeting”) and any postponements or adjournments thereof. The Annual Meeting will be held virtually on Thursday, May 7, 2026, at 1:00 p.m., Central Time. The meeting will be accessible on the following website: http://www.virtualshareholdermeeting.com/ACEL2026. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required for our stockholders to gain access to any meeting held solely by means of remote communication.
Internet Availability of Proxy Materials
In accordance with rules adopted by the Securities and Exchange Commission (referred to as the “SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2025 Annual Report to our stockholders (our “2025 Annual Report”). The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2025 Annual Report, and a form of proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.
These proxy solicitation materials are being first released on or about March 19, 2026, to all stockholders entitled to vote at the meeting.
Record Date
Stockholders of record at the close of business on March 13, 2026, which we have set as the record date, are entitled to notice of and to vote at the meeting.
Number of Outstanding Shares
On the record date, there were 81,573,250 outstanding shares of our Class A-1 common stock, par value $0.0001 per share (“Class A-1 common stock”).
Requirements for a Quorum
The holders of a majority of the issued and outstanding shares of Class A-1 common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting under the Company’s Bylaws (as amended, the “bylaws”) and Delaware state law. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of Class A-1 common stock held on all matters to be voted on at the meeting.

Votes Required for Each Proposal
•Proposal No. 1: Directors shall be elected by a plurality of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Therefore, for the proposal to elect Karl Peterson, Kathleen Philips, Doris M. Robinson, Kenneth B. Rotman, Andrew Rubenstein and Bruce D. Wardinski to a term expiring at our 2027 Annual Meeting of Stockholders, the six nominees who receive the greatest number of affirmative votes cast shall be elected as directors. We do not have cumulative voting rights for the election of directors.
•Proposal No. 2: The non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement (“Proposal 2”) shall be decided by the affirmative vote of a majority of votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
•Proposal No. 3: The proposal to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 3”) shall be decided by the affirmative vote of a majority of votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions, or a representative thereof, will tabulate the votes.
Our Board’s Recommendation for Each Proposal
Our board of directors recommends that you vote your shares:
•“FOR” the election of each of Karl Peterson, Kathleen Philips, Doris M. Robinson, Kenneth B. Rotman, Andrew Rubenstein and Bruce D. Wardinski as directors in Proposal 1;
•“FOR” the non-binding advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement in Proposal 2; and
•“FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 in Proposal 3.
Voting Instructions
You may vote your shares by proxy by doing any one of the following: vote via the Internet at www.proxyvote.com; call 1-800-690-6903 to vote by telephone; or sign, date and return your proxy or voting instruction card in the prepaid enclosed envelope to vote by mail. When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed.
If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted (1) “for” the election of each of Karl Peterson, Kathleen Philips, Doris M. Robinson, Kenneth B. Rotman, Andrew Rubenstein and Bruce D. Wardinski as directors in Proposal 1, (2) “for” the non-binding advisory resolution approving the compensation of our named executive officers as set forth in this proxy statement in Proposal 2 and (3) “for” the ratification of the appointment of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 in Proposal 3.
If you attend the Annual Meeting, you may vote during the meeting even if you have previously voted via the Internet or by phone or returned a proxy or voting instruction card by mail, and your vote during the meeting will supersede any vote previously cast.

Broker Non-Votes and Abstentions
If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a “broker non-vote.”
Absent instructions from the beneficial owner of such shares, a broker, bank, other nominee is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the proposal to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026 in Proposal 3 is considered a routine matter. Proposals 1 and 2 are non-routine matters. We encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Each broker non-vote and abstention is counted for determining the presence of a quorum. Proposal 1 requires a plurality of votes cast. Abstentions and broker non-votes have no effect on the determination of whether a director nominee has received the vote of a plurality of the shares of Class A-1 common stock present or represented by proxy and cast at the meeting. Further, abstentions will not be considered votes cast on any matter requiring the affirmative vote of a majority of the votes cast, which means that abstentions with respect to Proposals 2 and 3 will have no impact on the voting results for such proposals. In addition, broker non-votes will have no effect on Proposals 2 and 3.
Revoking Proxies
Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy (via internet, telephone or mail) bearing a later date, or by attending the meeting and voting during the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting.
Election Inspector
John Lee of the Company has been selected to serve as the election inspector.
Votes cast by proxy or in person at the meeting will be tabulated by such election inspector, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to stockholders for a vote.
Voting Results
The final voting results from the Annual Meeting will be included in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.
Costs of Solicitation of Proxies
We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation. We do not expect to engage or pay any compensation to a third-party proxy solicitor.

Householding
We have adopted a procedure called “householding,” which is permitted by rules of the SEC. Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials, and as applicable, any additional proxy materials that are delivered. A separate proxy card for each stockholder of record will be included in the printed materials. This procedure reduces our printing costs, mailing costs and fees. Upon written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the printed proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials or 2025 Annual Report or, if applicable, the printed proxy materials, please notify us by sending a written request to our Chief Legal Officer and Secretary at 140 Tower Drive, Burr Ridge, Illinois 60527. Street name stockholders may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Availability of our Filings with the SEC and Additional Information
Through our investor relations website, www.accelentertainment.com under the “Investor Relations” page, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 3, 2026. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Chief Legal Officer and Secretary at our executive offices set forth in this proxy statement.
This proxy statement and our 2025 Annual Report are also available at: http://www.proxyvote.com.
All of our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov.
The Class A-1 common stock of the Company is listed on the New York Stock Exchange (the “NYSE”), and reports and other information on the Company can be reviewed at the office of the NYSE.
Information Deemed Not Filed
Our 2025 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our Company but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Other Information
As used in this proxy statement, unless the context otherwise requires:
•“Business Combination” refers to the business combination transaction pursuant to which, on November 20, 2019, Pace combined with Legacy Accel, re-domesticated as a Delaware corporation and changed its name to “Accel Entertainment, Inc.”;

•“Clairvest Investors” refers to Clairvest Equity Partners V Limited Partnership, an Ontario limited partnership, Clairvest Equity Partners V-A Limited Partnership, an Ontario limited partnership, and CEP V Co-Investment Limited Partnership, a Manitoba limited partnership;

•“Legacy Accel” refers to Accel Entertainment, Inc., an Illinois corporation;

•“Pace” refers to TPG Pace Holdings Corp., a Cayman Islands exempted company, prior to the closing of the Business Combination; and

•“we,” “us,” “our,” “Accel,” and the “Company” refer to Legacy Accel prior to the closing of the Business Combination and to Accel Entertainment, Inc., a Delaware corporation, and, where appropriate, its subsidiaries following the closing of the Business Combination.

CORPORATE GOVERNANCE
Our Board
Our business and affairs are overseen by our Board, which currently consists of eight members. Set forth below is biographical information for each of our current directors and director nominees.

Name	Age	Titles	Director Since
Andrew Rubenstein	57	Chief Executive Officer, President and Chairman	2010
Karl Peterson(1)(2)	55	Lead Independent Director	2017
Gordon Rubenstein	54	Vice Chairman and Director	2010
Cheryl Kondra	52	Director	2025
Kathleen Philips(1)(2)(3)	59	Director	2017
Doris M. Robinson(2)	65	Director	2020
Kenneth B. Rotman(4)	59	Director	2019
David W. Ruttenberg(2)(3)	84	Director	2010
Bruce D. Wardinski(5)	65	N/A	New Nominee
(1) Member of the Compensation Committee
(2) Member of the Nominating and Corporate Governance Committee
(3) Member of the Audit Committee
(4)Mr. Rotman is Clairvest’s designee to our Board pursuant to the Nominating Agreement (as defined below). For further information, see the section of this Proxy Statement titled “Nominating and Support Agreement and Mutual Support Agreement” on page 20.
(5)Mr. Wardinski is a new nominee to the Board. See below for a description of the experience, qualifications, attributes, and skills that led the Nominating and Corporate Governance Committee and the Board to conclude that Mr. Wardinski should be nominated to serve as a director.
Andrew Rubenstein has served as Accel’s Chief Executive Officer, Chairman (prior to the Business Combination) and a director since January 2010. He was appointed as Chairman of the Board in February 2026. In 2009, Mr. A. Rubenstein founded Accel and served as founding chairman of the board of directors of Legacy Accel (the “Legacy Accel Board”). As previously announced, Mr. A. Rubenstein will be transitioning from Chief Executive Officer to an advisor role to the Company in August 2026 and will continue to serve as Chairman of the Board. Prior to serving as Accel’s founding chairman, Mr. A. Rubenstein was a co-owner and an executive of Seven, LLC and was an owner and operator of the largest liquor store chain in central Illinois by revenue, Super Liquors, Inc. Mr. A. Rubenstein is a graduate of Brandeis University where he earned a Bachelor of Arts degree, with honors, in Economics and Master of Arts degree in International Finance and Economics. We believe that Mr. A. Rubenstein’s prior experience as Accel’s founder and Chief Executive Officer makes him well qualified to serve as a member of our Board.
Karl Peterson has served as Accel’s Chairman since 2019. He was appointed as Lead Independent Director of the Board in February 2026. Mr. Peterson currently serves as head of Peterson Capital Partners, a family office with numerous public and private investments. In 2022, he retired as a Senior Partner of TPG Global, LLC (“TPG”), an American private equity firm and Managing Partner of TPG Pace Group, where he previously headed the firm’s effort to sponsor special purpose acquisition companies and other permanent capital solutions for companies. Mr. Peterson served as a director, President and Chief Executive Officer of Pace from February of 2017 through the consummation of the Business Combination. Previously, he served as a director, President and Chief Executive Officer of Pace from its inception in 2015 through its business combination with Playa Hotels & Resorts B.V. in March of 2017. From 2010 through 2016, Mr. Peterson was Managing Partner of TPG Europe LLP. Since rejoining

TPG in 2004, Mr. Peterson has led investments for TPG in technology, media, financial services, and travel sectors. Prior to 2004, he was a co-founder and the President and Chief Executive Officer of Hotwire.com. He led the business from its inception through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995 he was a financial analyst at Goldman Sachs & Co. LLC. Since 2021, Mr. Peterson has served as a director of Vacasa, Inc., an international vacation rental management company. Since 2017, Mr. Peterson has also served as a director of Playa Hotels & Resorts B.V., an owner, operator and developer of resorts. Since 2007, Mr. Peterson has served as a director of Sabre Inc., a travel technology company, and as chairman of their board from 2020 to April 2022. From 2013 to 2017, Mr. Peterson served as a director on the board of Caesars Acquisition Company, a casino asset and entertainment company. Mr. Peterson has also served on the board of several TPG companies, including TPG Pace Beneficial Finance, as non-executive chair, from 2020 to the present, TPG Pace Solutions in 2021, TPG Pace Tech Opportunities Corp. from 2020 to 2021, and TPG Pace Beneficial II Corp., as non-executive chair, from 2021 to 2023. Mr. Peterson is a graduate of the University of Notre Dame, where he earned a Bachelor of Business Administration Degree with High Honors. Mr. Peterson is well-qualified to serve as a director of our Board because of his significant directorship experience, his broad experience in the technology, media, financial services and travel sectors and his previous role as a director of Pace Holdings Corp.
Gordon Rubenstein is Co-Founder and has served as Vice-Chairman of Accel since 2019. Mr. G.Rubenstein has been Managing Partner of Raine Ventures since 2013, where he co-founded and leads The Raine Group’s venture capital platform. Prior to joining Raine, Mr. G. Rubenstein co‐founded Astro Gaming (acquired by Skullcandy/Logitech), Rave Digital Media (acquired by AMC), and Accel Entertainment (NYSE: ACEL) where he is Vice Chairman and sits on the board. He co-founded and managed Pacific Partners, an operationally focused venture capital partnership with backing from partners from KKR and Silver Lake. In addition, he currently serves on the board of directors or participates as an observer of Material Bank, Happn (acquired Hello Group), Tastemade (acquired by Wonder), Rock The Bells, Amuse, and Globality, and was involved at the board level and/or actively involved with ZEFR, eHarmony, VivaReal (acquired by Groupo ZAP), BigMachines (acquired by Oracle), Convio (acquired by Blackbaud (Nasdaq: BLKB), and Cheddar (acquired by Altice). In addition, he is a Trustee of the US Olympic Committee Foundation and serves as a member of the Technology and Innovation Committee and a Member of the Advisory Board Zell Lurie Institute for Entrepreneurship at the University of Michigan. He holds an A.B. from the University of Michigan. We believe that Mr. G. Rubenstein’s experience as the Managing Partner of Raine Ventures and experience with high growth companies, as well as his experience as a co-founder of Accel make him well qualified to serve as a member of our Board.
Cheryl Kondra has served as a director since 2025. Since June 2020, Ms. Kondra has served as Vice President of Internal Audit at Tractor Supply Company (NASDAQ:TSCO), the largest rural lifestyle retailer in the United States. Prior to Tractor Supply Company, she had an extensive career in gaming, having served as the VP of Internal Audit for Genting Americas from 2019-2020. Prior to that she was VP of Internal Audit and Chief Compliance Officer at Pinnacle Entertainment from October 2014 to September 2018. Ms. Kondra was the Chief Audit Executive at Caesars Entertainment from October 2007 to August 2014 and held various other positions with Harrah’s and Caesars Entertainment since 1997 within the Internal Audit and Compliance functions. Ms. Kondra is a director of Galaxy Gaming, Inc. since December 2021 and serves as its Audit Committee Chair. Ms. Kondra has a Master of Accountancy degree, an undergraduate degree in Accounting and is a Certified Internal Auditor. We believe that Ms. Kondra’s public-company board service, gaming-industry experience and financial expertise make her well-qualified to serve as a member of our Board.
Kathleen Philips has served as a director since 2019. Ms. Philips served as a director of Nerdy, Inc. from 2020 to May 2024 and Apptio from 2017 to 2019. Ms. Philips has also served on the board of several TPG companies, including TPG Pace Beneficial Finance from 2020 to December 2022, TPG Pace Solutions in 2021, and TPG Pace Tech Opportunities Corp. from 2020 to 2021. Ms. Philips has been retired since August 2020. Prior to that time, she served as an advisor at Zillow Group, Inc. from January 2019 until August 2020. During her tenure with Zillow Group, Ms. Philips held many leadership positions, including chief legal officer from September 2014 until December 2018, secretary from July 2010 until December 2018, chief financial officer and treasurer from August 2015 until May 2018, chief operating officer from August 2013 to August 2015 and general counsel from July 2010 to September 2014. Prior to joining Zillow Group, Ms. Philips served as general counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as general counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008, and as general counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as general counsel at Hotwire, Inc. from 2001 to 2004 and as its corporate counsel from 2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from the University of Chicago. Ms. Philips is well-qualified to serve as a director of our Board because of her senior management experience at a growth-oriented, publicly-traded company.
Doris M. Robinson has served as a director since 2020. She is a successful entrepreneur and business leader whose expertise spans food & beverage, retail, consumer products, advertising, and banking. Ms. Robinson founded Robinson Hill, Inc. and has been the chief executive officer since 1995, a Chicago-based concessions management firm specializing in retail and restaurants primarily in airports, and was the founder and chief executive officer of the GT Spirits Company. Prior to founding Robinson Hill, Ms. Robinson worked for Johnson & Johnson and subsequently with Leo Burnett. She gained experience in banking working for Ameritrust Bank and Northern Trust. Ms. Robinson served as a member of the Illinois Gaming Board from November 2015 until May 2019. Ms. Robinson holds an M.B.A. from Northwestern University, Kellogg School of Management; a B.A. from the University of Pennsylvania; and an honorary doctorate from Kentucky Wesleyan College. We believe that Ms. Robinson’s commercial success, public-company board service, and gaming experience make her well qualified to serve as a member of our Board.
Kenneth B. Rotman has served as a director since 2019 and is the Chief Executive Officer and Managing Director of Clairvest Group Inc. (“Clairvest”), a publicly-traded Toronto-based private equity firm (Toronto Stock Exchange: CVG) with significant expertise and experience in the gaming industry. He has more than 30 years of experience as a private equity investor. Prior to joining Clairvest in October 1993, Mr. Rotman spent just under three years at E. M. Warburg, Pincus & Co. where Mr. Rotman principally focused on media, communications and manufacturing transactions in North America and the United Kingdom. In addition to serving on the board of directors of Clairvest, he has participated on the boards of numerous public and private companies, including: Also Energy, MAG Aerospace, NovaSource Power Services, NexTech Solutions, Top Aces, Light Tower Rental, PEER 1 Network Enterprises, Hudson Valley Waste, Shepell•fgi, Sparkling Spring Water and Winters Brothers Waste Systems. Mr. Rotman has also served on the board of directors of numerous charitable organizations. He earned a B.A. from Tufts University in 1988, a M.Sc. from the London School of Economics in 1989 and a M.B.A. from New York University Stern School of Business in 1991. We believe that Mr. Rotman’s experience with Clairvest Group Inc., and extensive experience as a private equity investor make him well qualified to serve as a member of our Board.
David W. Ruttenberg has served as a director since 2010. Mr. Ruttenberg founded Belgravia Group Ltd., a real estate development company, in 1989 and served as its Chairman until 2014. In 2013, Mr. Ruttenberg founded Lakewest, Inc. (a real estate investment company), and has served as its president since 2013. In addition, Mr. Ruttenberg is a partner of Lakewest Venture Partners (a venture investment company), principal of Ruttenberg Reis LLC (a law firm) and president of The Ruttenberg/Kagan Foundation (a private operating foundation). Mr. Ruttenberg received his Bachelor of Science degree in Economics from Cornell University, pursued post-graduate studies in economics at London University, School of Economics, and earned his Juris Doctor degree from Northwestern School of Law, graduating Cum Laude, Order of the Coif. We believe that Mr. Ruttenberg’s business expertise, financial acumen and business industry contacts make him well qualified to serve as a member of our Board.

Bruce D. Wardinski is a new nominee to the Board. Mr. Wardinski served as chairman of the board and Chief Executive Officer of Playa Hotels & Resorts N.V., a Netherlands-based owner, operator, and developer of all-inclusive resorts, from 2017 until 2025. Mr. Wardinski serves as Lead Independent Director of DiamondRock Hospitality Company, where he has been a director since 2013, and has been elected chairman of its board effective April 29, 2026. From 2003 to 2007, Mr. Wardinski served as chairman of the board of Highland Hospitality Corporation, and from 1998 to 2002, he served as chairman of the board of Crestline Capital Corporation. Mr. Wardinski earned a Bachelor of Science degree in Commerce with honors from the University of Virginia and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania. We believe that the combination of Mr. Wardinski’s experience as a founder and Chief Executive Officer, his leadership of public companies across multiple hotel real estate investment trusts and operators, his financial sophistication, strategic growth expertise, and proven board governance experience makes him well qualified to serve as a member of our Board.
Family Relationships

Gordon Rubenstein is the brother of our Chief Executive Officer, President and Board Chairman, Andrew Rubenstein.
Board Structure
Our Amended and Restated Certificate of Incorporation (the “COI”) provided for a classified Board , with the Board divided into three classes as equal in size as possible. At our 2025 Annual Meeting of Stockholders, stockholders approved an amendment to our COI that declassifies the Board over a three-year phase-in period commencing with the 2025 Annual Meeting of Stockholders. Directors whose current terms expire at the annual meetings of stockholders in 2026, 2027 and every year thereafter will be elected for one-year terms ending at the following year’s annual meeting or until a director’s earlier death, resignation or removal and until his or her successor is elected and qualified.
The Board has determined that Messrs. Peterson, Rotman, Ruttenberg, and Wardinski and Mses. Kondra, Philips and Robinson each qualify as an “independent director,” as defined in the corporate governance rules of the NYSE.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board will be free to choose its chairperson in any way that it considers in the best interests of our Company at any given point in time, and our Nominating and Corporate Governance Committee charter provides that the committee will periodically consider the leadership structure of our Board and make such recommendations to our Board with respect thereto as appropriate. Our Board currently believes that it should maintain flexibility in determining the Board leadership structure that is appropriate for the Company at a given time. If the Chairman is not an independent director, the Board will appoint an independent director to serve as lead independent director pursuant to the Company’s Corporate Governance Guidelines.
On February 2, 2026, the Company announced a series of changes in leadership. Mr. A. Rubenstein, our Chief Executive Officer and director, was appointed as Chairman of the Board effective February 2, 2026, succeeding Mr. Peterson. In connection with these changes, Mr. Mark Phelan, the Company President - US Gaming, was appointed to the additional role of Chief Operating Officer, effective immediately, and will succeed Mr. A. Rubenstein as Chief Executive Officer and President, effective August 7, 2026. Because Mr. A. Rubenstein now serves as both Chairman of the Board and Chief Executive Officer, pursuant to our Corporate Governance Guidelines, effective February 2, 2026, the Board of Directors appointed Mr. Peterson as our Lead Independent Director.
The Board believes that having our Chief Executive Officer serve as Chairman during this time of leadership transition is in the best interests of the Company at this time. Serving in both such roles, Mr. A. Rubenstein is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with customers, employees and business partners to provide the Board with leadership in setting its agenda and focusing its discussion during the period of leadership transition. Mr. A. Rubenstein’s combined role as Chairman and Chief Executive Officer during the time prior to the leadership transition also supports the Company in presenting its message and strategy to shareholders, employees and customers with a unified voice.
As Lead Independent Director, Mr. Peterson serves as an independent liaison between the Chairman of the Board and the Chief Executive Officer and the other members of our Board. Mr. Peterson has extensive knowledge of Accel’s strategic objectives, the industry in which Accel operates and the areas of strategic importance to Accel. Our Lead Independent Director has a number of important responsibilities that are described in our Corporate Governance Guidelines, including (i) presiding at executive sessions of the independent directors, (ii) serving as a liaison between the independent directors and the Chief Executive Officer and Chairperson, (iii) approving information sent to the Board, (iv) approving Board meeting agendas, (v) approving Board meeting schedules to ensure that there is sufficient time to discuss all agenda items, (vi) calling meetings of the independent directors, (vii) if requested by a major stockholder, making himself or herself available for consultation and direct communication and (viii) performing various other duties as may from time to time be determined by the Board.
Mr. G. Rubenstein serves as the Vice Chairman of the Board. His responsibilities as Vice Chairman include acting as a resource to other members of the Board in respect of industry practices, competitive landscape, regulatory issues, business opportunities and other matters, and leading Board meetings in conjunction with the Chairman of the Board, Mr. A. Rubenstein, or acting in such capacity in his absence.
The Board’s Role in Risk Oversight
Although our management is primarily responsible for managing our risk exposure on a daily basis, our Board oversees the risk management processes. Our Board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, our Audit Committee supports our Board in discharging its oversight duties and addresses risks inherent in its area, including with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. Our Compensation Committee assists our Board in assessing and mitigating any risks that may be created by our compensation plans, practices and policies. Our Nominating and Corporate Governance Committee is charged with assisting our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with Board membership and corporate governance as well as legal compliance risk.
Insider Trading Policy
Our Board has adopted an insider trading policy and related procedures that govern the purchase, sale, and other disposition of our securities by our employees, including our officers, and directors. We believe our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations. Our insider trading policy and procedures prohibit our employees, officers and directors from trading in our securities while in possession of material non-public information, among other things. Our insider trading policy also provides that we will not transact in any of our securities unless in compliance with applicable U.S. securities laws, rules and regulations and applicable NYSE exchange listing standards. The summaries of our insider trading policy and related procedures contained in this proxy statement do not purport to be complete and are qualified by reference to our insider trading policy, a copy of which can be found as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Hedging and Pledging Policy
Our insider trading policy prohibits Accel employees, officers and directors from engaging in hedging or monetization transactions involving Accel securities, including, among other things, zero-cost collars and forward sale contracts or the contribution of Accel securities to exchange funds that could be interpreted as having the effect of hedging in Accel securities. Additionally, our insider trading policy prohibits Accel employees, officers and directors from engaging in transactions involving options or other derivative securities on Accel’s securities, such as puts and calls, whether on an exchange or in any other market, engaging in short sales of Accel’s securities, including short sales “against the box,” and using or pledging Accel securities as collateral in a margin account or as collateral for a loan, subject to limited exceptions.
Board Participation
Our Board held six meetings in fiscal year 2025. During fiscal year 2025, all of our directors attended all of the meetings of our Board and of the committees on which he or she serves or served. All of our directors attended the 2025 Annual Meeting of Stockholders. Our Corporate Governance Guidelines provide that all directors are expected to attend all Board and committee meetings.

Director Independence
NYSE listing standards require that a majority of a company’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Peterson, Rotman, Ruttenberg and Wardinski and Mses. Godsoe (while she was a member of the Board), Kondra, Philips and Robinson have been determined by the Board to be independent pursuant to the NYSE listing rules.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics applicable to all of our directors, officers and employees. Our code of business conduct and ethics is available on our website, at www.accelentertainment.com on the “Investor Relations” page. Any waiver for a director or an executive officer will be disclosed as required by applicable laws, rules and regulations.
Board Committees
Our Board has the authority to appoint committees to perform certain oversight and other functions as directed by the Board. Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board. In 2025, each of the Audit and Nominating and Corporate Governance Committees met five times and the Compensation Committee met six times.
Audit Committee
Our Audit Committee provides oversight of our accounting and financial reporting process, the audit of our financial statements and our internal control function. Among other matters, the Audit Committee is responsible for the following:
•selecting a firm to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements, evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, the Company’s interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of the Company’s internal controls and internal audit function:
•reviewing proposed waivers of the global code of conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by our Board);
•reviewing material related party transactions or those that require disclosure;
•preparing the audit committee report required by the SEC to be included in our annual proxy statement; and

•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee has the authority to retain advisors as the Audit Committee deems appropriate. Our Audit Committee is comprised of Ms. Kondra, the chair of the committee, Ms. Philips and Mr. Ruttenberg. Mr. Ruttenberg and Mses. Kondra and Philips qualify as independent directors according to the rules and regulations of the SEC and the NYSE with respect to audit committee membership. Each of Ms. Kondra and Mr. Ruttenberg is an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. Our Audit Committee has a written charter that sets forth our Audit Committee’s purpose and responsibilities.
Compensation Committee
Our Compensation Committee adopts, administers and reviews the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. Our Compensation Committee also oversees succession planning with respect to our management team. Pursuant to its written charter, the Compensation Committee may delegate its authority to subcommittees, may delegate to management the administration of the Company’s cash-based and equity-based compensation plans, and may delegate to the Company’s Chief Executive Officer, including in connection with other officers, the authority to approve cash awards or make grants of certain equity awards. Our Compensation Committee is also responsible for the duties set forth in its written charter, including:
•reviewing and approving the compensation of the Company’s executive officers;
•evaluating the performance of the Company’s chief executive officer in light of the Company’s goals and objectives;
•reviewing and recommending to the Board the compensation of the Company’s directors;
•administering the Company’s cash and equity incentive plans;
•reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans; and
•reviewing the Company’s overall compensation philosophy and policies.
Our Compensation Committee is comprised of Ms. Philips, the chair of the committee, Mr. Peterson and Ms. Kondra. If elected to the Board at the 2026 annual meeting, the Board expects to appoint Messrs. Rotaman and Wardinski to join the Compensation Committee. Messrs. Peterson, Rotman and Wardinski and Mses. Kondra and Philips are independent directors according to the rules and regulations of the SEC and the NYSE with respect to compensation committee membership. Our Compensation Committee has a written charter that sets forth the Compensation Committee’s purpose and responsibilities.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. In addition, our nominating and corporate governance is responsible for:
•reviewing and periodically recommending candidates for membership on the Board;
•recommending directors to serve on board committees;
•reviewing and recommending the Company’s corporate governance guidelines and policies;

•reviewing senior management succession, including with respect to the chief executive officer;
•evaluating, and overseeing the process of evaluating, the performance of the Board and individual directors;
•assisting the Board on corporate governance matters; and
•reviewing the Company’s compliance with applicable laws, rules and regulations and overseeing the Compliance Committee of the Company.
Our Nominating and Corporate Governance Committee has the authority to retain advisors as the committee deems appropriate. Our Nominating and Corporate Governance Committee is comprised of Mr. Peterson, the chair of the committee, Mses. Philips and Robinson and Mr. Ruttenberg. If elected to the Board at the 2026 annual meeting, the Board expects to appoint Mr. Wardinski to join the Nominating and Corporate Governance Committee. Messrs. Peterson, Ruttenberg and Wardinski and Mses. Philips and Robinson are independent directors according to the rules and regulations of the SEC and the NYSE with respect to nominating/corporate governance committee membership. Our Nominating and Corporate Governance Committee has a written charter that sets forth the committee’s purpose and responsibilities.
Identifying and Evaluating Director Candidates
Our Nominating and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the attention of the Chief Legal Officer and Secretary at 140 Tower Drive, Burr Ridge, Illinois 60527, and giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.
With the goal of developing an experienced and highly qualified Board, our Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess. Such factors include independence, integrity, age, skills, financial and other expertise, breadth of experience, knowledge about the Company’s business or industry and willingness and ability to devote adequate time and effort to Board responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board’s overall effectiveness and needs of the Board and its committees.
Following several Board discussions relating to Board succession, refreshment and skills, the Nominating and Corporate Governance Committee, based on Mr. Wardinski’s experience, qualifications, attributes, and skills, recommended that the Board nominate Mr. Wardinski for election to the Board at the 2026 Annual Meeting of Stockholders. Following the Board’s review, the Board approved the nomination of Mr. Wardinski for election to the Board. Mr. Peterson, our Lead Independent Director, recommended Mr. Wardinski as a nominee for election as director.
While we do not have a formal policy outlining diversity standards to be considered when evaluating director candidates, our objective is to foster a breadth of experiences and expertise to facilitate robust dialogue and thoughtful decision-making on our Board.
The table below summarizes the self-identified gender and racial/ethnic demographics of our current directors and nominee.

Total Number of Directors and Nominee - 9
	Male	Female	Declined to Disclose
Directors	4	3	2
Number of Directors Who Identify in Any of the Categories Below:
White	4	2	—
Black	—	1	—
Nominating and Support Agreement and Mutual Support Agreement
Pursuant to the previously-disclosed Nominating and Support Agreement, dated November 6, 2019 (the “Nominating Agreement”), the Company agreed, subject to the terms of the Nominating Agreement and applicable law, to nominate one individual proposed by Clairvest (the “Clairvest designee”) to the Board at each meeting where directors are elected, provided that the Clairvest Investors hold (together with their affiliates) at least 8% of the outstanding shares of Class A-1 common stock until the earlier of (i) the date upon which the Clairvest Investors (together with its affiliates) do not own at least 8% of the outstanding shares of Class A-1 common stock or (ii) November 20, 2026, the seven year anniversary of the closing of the Business Combination. In 2019, Mr. Rotman was appointed to the Board, as Clairvest’s designee, in connection with the closing of the Business Combination as a Class III director with a term expiring at the 2022 annual meeting of the stockholders of the Company and has since been Clairvest’s nominee in elections and its designee on the Board. In addition, the Clairvest Investors agreed, until Mr. Rotman or a Clairvest designee is no longer serving on the Board, to vote (or cause to be voted) at any meeting of the stockholders of the Company in favor of each director nominated by the Board (or the Nominating and Corporate Governance Committee). Mr. A. Rubenstein and Mr. G. Rubenstein, together, have similar nominating rights under the Nominating Agreement. In addition, the Clairvest Investors and Mr. A. Rubenstein and Mr. G. Rubenstein (together with Mr. A. Rubenstein, the “Rubenstein Parties”) are party to a Mutual Support Agreement, dated November 6, 2019 (the “Mutual Support Agreement”), whereby the Clairvest Investors and the Rubenstein Parties have agreed to vote for each others’ nominee to the Board.
For further information regarding the Nominating Agreement (including copies of such agreements), please refer to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2019.
Leadership Transition and Advisory Services Agreement
On February 2, 2026, the Company entered into a Leadership Transition and Advisory Services Agreement with Mr. A. Rubenstein (the “Transition Agreement”), amending the Executive Employment Agreement by and between the Company and Mr. A. Rubenstein dated July 15, 2020, and amended as of April 27, 2023, that provides for certain agreements in connection with Mr. A. Rubenstein’s non-employee advisor engagement with the Company effective August 7, 2026 (the “Transition Date”). Pursuant to the terms of the Transition Agreement, at each of the Company’s annual meetings to be held in 2026, 2027 and 2028, the Board has agreed to include Mr. A. Rubenstein in its slate of nominees for election as a director of the Board, subject to certain conditions specified in the Transition Agreement, including that Andrew Rubenstein owns at least 5% of the outstanding shares of the Company and retains such minimum Company ownership while serving as a director on the Board.
For more information on the Transition Agreement (including a copy of such agreement), please refer to the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2026.
Availability of Corporate Governance Information
Our Board has adopted charters for our Audit, Compensation and Nominating and Corporate Governance Committees describing the authority and responsibilities delegated to the committee by our Board. Our Board has also adopted a code of ethics that applies to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. We post on our website, at www.accelentertainment.com on the

“Investor Relations” page, the charters of our Audit, Compensation and Nominating and Corporate Governance Committees and the code of business conduct and ethics referenced above. A copy of the code of ethics has been provided to each member of our management team. We intend to disclose any amendments to our code, or any waivers of its requirements, on our website to the extent required by applicable SEC or NYSE rules. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our Chief Legal Officer and Secretary at 140 Tower Drive, Burr Ridge, Illinois 60527.
Communications with our Board of Directors
Stockholders and other interested parties wishing to communicate with our Board or with an individual member of our Board may do so by writing to our Board or to the particular member of our Board, and mailing the correspondence to the attention of our Chief Legal Officer and Secretary at 140 Tower Drive, Burr Ridge, Illinois 60527. All such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairman of our Board.

PROPOSAL 1: ELECTION OF DIRECTORS
The terms of each of the director nominees (other than Mr. Wardinski) will expire at the 2026 annual meeting of stockholders. Mr. Wardinski is a new nominee to the Board. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board names one.
Our Nominating and Corporate Governance Committee recommended, and our Board nominated:
•Karl Peterson
•Kathleen Philips
•Doris M. Robinson
•Kenneth B. Rotman
•Andrew Rubenstein
•Bruce D. Wardinski
as nominees for election as directors to hold a one-year term of office until our 2027 Annual Meeting of Stockholders. Each nominee has consented to serve a one-year term if elected, concluding at our 2027 Annual Meeting of Stockholders. Biographical information about each of our directors, including Messrs. Peterson, Rotman, Rubenstein and Wardinski and Mses. Philips and Robinson, is contained in the section above. At the Annual Meeting, six directors will be elected to our Board.
Required Vote
The six nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” each of these two nominees.
Recommendation of the Board
OUR BOARD RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTOR COMPENSATION
In 2025, non-employee directors other than the Chairman and Vice Chairman received an annual cash retainer of $65,000, paid quarterly, a restricted stock unit (“RSU”) grant with a target value of $140,000 and reimbursement of expenses relating to attendance at board and committee meetings. In recognition of the additional leadership responsibilities and substantial time requirements of the Chairman and Vice Chairman roles, Karl Peterson received an annual RSU award with a target value of $310,000 and Gordon Rubenstein received an annual RSU award with a target value of $300,000. Both receive no additional compensation beyond these equity grants.
Members of our Audit Committee received an additional annual cash retainer of $12,500, except for the chairperson, who received an additional cash retainer of $25,000. Members of our Compensation Committee received an additional annual cash retainer of $10,000, except for the chairperson, who received an additional cash retainer of $20,000. Members of our Nominating and Corporate Governance Committee received an additional annual cash retainer of $7,500, except for the chairperson, who received an additional cash retainer of $15,000. In addition, directors who serve on the Compliance Committee (previously the Gaming Compliance Committee) of the Company received cash fees of $5,000 for each meeting of the Compliance Committee.
The Company’s non-employee directors may elect to defer receipt of payment of their annual cash retainer and chair and committee member fees, excluding cash fees in respect of Compliance Committee meetings, in the form of Company RSUs that vest on the last day of the fiscal year in which such grant occurs, subject to such non-employee director’s continued service through the vesting date.
In addition, on February 27, 2020, our Board approved the entry by the Company into an advisor agreement with Gordon Rubenstein, pursuant to which Gordon Rubenstein serves as a strategic advisor to the Company and consult with and advise the Company’s senior management regarding, among other things, industry trends and opportunities, recruitment of executive leadership and other strategic aspects of the Company’s business, based on his particular industry knowledge and insight. As compensation for the services to be provided by Gordon Rubenstein pursuant to his advisor agreement, our Board approved a grant to Gordon Rubenstein in 2020 of 90,000 stock options and 60,000 RSUs, both of which vested over a 5-year period ending January 1, 2025.
2025 Director Compensation Table
The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to our compensation policies for the year ended December 31, 2025. Andrew Rubenstein is not paid any fees or other compensation for services as a member of our Board.

Name	Fees earned or paid in cash(1)	Stock awards (2)(3)	Total
Karl Peterson	$—	$309,129	$309,129
Gordon Rubenstein	—	299,163	299,163
Kathleen Philips	—	246,290	246,290
David W. Ruttenberg	—	225,970	225,970
Eden Godsoe (5)	—	99,448	99,448
Kenneth B. Rotman	—	205,650	205,650
Doris M. Robinson	72,500	139,609	212,109
Cheryl Kondra (6)	—	200,999	200,999
(1)Each of our non-employee directors entitled to receive cash fees in calendar year 2025 has elected to receive such fees in the form of RSUs, except Ms. Robinson. The grants of RSUs in lieu of cash fees were based on the closing stock price on the first trading day of calendar year 2025.

(2)Represents the full grant date fair value of the awards granted to the non-employee directors in 2025, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 — Stock Compensation. The full grant date fair value is the amount the Company will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the non-employee directors. Each of our non-employee directors grants were based on the closing stock price on the date of grant. A discussion of the assumptions used in the valuation of the stock awards may be found in Note 18 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)As of December 31, 2025, our non-employee directors held the following outstanding option awards and unvested RSU awards:

Name	Shares Underlying Option Awards	Unvested RSU Awards (4)
Karl Peterson	—	28,783
Gordon Rubenstein	—	27,855
Kathleen Philips	—	22,932
David W. Ruttenberg	—	21,040
Eden Godsoe (5)	—	9,259
Kenneth B. Rotman	—	19,148
Doris M. Robinson	—	12,999
Cheryl Kondra (6)	—	18,715
(4)RSU awards for the annual grants and in lieu of cash fees vest as of December 31, 2025.
(5)Ms. Godsoe did not stand for re-election at our 2025 Annual Meeting of Stockholders, so her director compensation was prorated for the year.
(6)Ms. Kondra joined the Board on April 10, 2025.
EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 13, 2026.

Name	Age	Titles	Officer Since
Andrew Rubenstein	57	Chief Executive Officer and President	2010
Brett Summerer	49	Chief Financial Officer	2025
Mark Phelan	56	Chief Operating Officer and President, U.S. Gaming	2026
Scott Levin	63	Chief Legal Officer and Secretary	2025
Derek Harmer	57	Chief Compliance Officer	2012
Andrew Rubenstein’s biography is set forth under the heading “Our Board” above.
Brett Summerer has served as Accel’s Chief Financial Officer since September 2025. In his capacity as Chief Financial Officer, Mr. Summerer oversees all financial aspects of the Company’s business, including internal and external financial reporting, internal audit, compliance and controls, investor relations, and the Company’s treasury and capital markets functions. Mr. Summerer also works with other members of Accel’s senior management team on strategic planning, business development, and mergers and acquisitions. Mr. Summerer previously held senior finance, operations, and IT roles across public, private, and founder-led companies. He has a strong record of delivering enterprise-wide transformational and sustainable growth, while balancing strategic investments with operational rigor. Mr. Summerer’s prior leadership roles at Kraft Heinz, Corning, and General Motors included managing global profit and loss statements, leading strategic initiatives, and driving profitable growth. Most recently, Mr. Summerer served as Chief Financial Officer of Verano Holdings Corp. from 2021 to 2025, where he built a 70-person Finance and IT team, led multiple system implementations, and completed more than 20 M&A transactions in a regulated, multi-state company operating in a high-growth industry. Mr. Summerer holds multiple Bachelor of Science degrees and a Master’s degree from Michigan State University, as well as an MBA in Finance and Accounting from the University of Michigan’s Ross School of Business.
Mark Phelan has served as Accel’s Chief Operating Officer since February 2026 and as Accel’s President, U.S. Gaming since October 2023 and previously served as Chief Revenue Officer since 2017. He also served as interim Chief Financial Officer in 2025. Prior to joining Accel in 2017, Mr. Phelan has worked as a Director of Research and Portfolio Manager at SFG Asset Advisors, an investment office. Prior to this experience, Mr. Phelan was the Chief Executive Officer of M22 Capital LLC, a Registered Investment Advisor that managed capital for high net worth individuals, from 2011 to 2013. He also served as a Managing Director of Piper Jaffray & Co., an investment banking platform, from 2004 to 2011. Prior to Piper Jaffray, Mr. Phelan served as the Head of Asian Derivatives Trading at DRW Trading Group. Mr. Phelan received his Bachelor of Arts in English Language and Literature/Letters from the University of Chicago, a Masters of Arts in International Relations and Affairs from the University of Chicago and a Master of Business Administration from the University of Chicago Booth School of Business.
Scott Levin has served as Accel’s Chief Legal Officer and Secretary since March 2025. Prior to joining Accel in March 2025, Mr. Levin served as the managing director of Portco Advisors LLC from January 2024 to March 2025, where he served as outside general counsel and executive advisor to various startups and portfolio companies of family office, private equity and venture capital firms. Prior to Portco Advisors LLC, he worked at Atlas Power Group LLC, a premier datacenter operator, where he served as Advisor from December 2022 to January 2024 and as Chief Legal Officer, Chief People Officer and Secretary from November 2021 to December 2022. Prior to this experience, Mr. Levin held several executive positions, including Chief Executive Officer, Chief Administrative Officer, General Counsel and Secretary, with FTD Companies, Inc., a global provider of technology products and services for the gifting and floral industry, from September 2013 to September 2021. Mr. Levin has also held General Counsel positions at Coskata, Inc., Morton's Restaurant Group, Inc., Torex Retail Americas, and OurHouse, Inc. Mr Levin received his Bachelor of Arts in Philosophy and Political Science from Boston College and his Juris Doctor from The George Washington University.
Derek Harmer has served as Accel’s General Counsel, Chief Compliance Officer and Secretary from 2012 to March 2025 and currently serves as Chief Compliance Officer of the Company. Mr. Harmer has served as a member of the Executive Committee of the Illinois Gaming Machine Operators Association since 2016. Prior to joining Accel in 2012, Mr. Harmer was the President of Stadium Technology Group, a software and systems company dedicated to creating race and sports book management systems for kiosk and mobile platforms. Prior to joining Stadium Technology Group, Mr. Harmer served as Senior Vice President of Progressive Gaming International Corporation where he oversaw a strategic business unit created to commercialize emerging gaming technologies. Prior to joining Progressive Gaming International Corporation, Mr. Harmer served in various management positions at WMS Gaming Inc. and as Deputy Attorney General in the state of Nevada, Gaming Division, where he was in house counsel to the Nevada Gaming Control Board and Nevada Gaming Commission. Mr. Harmer received his Bachelor of Arts degree in Criminal Justice from the University of Illinois-Chicago and his Juris Doctor degree from Drake University.
Each of our executive officers serves at the discretion of our Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Compensation Committee Interlocks and Insider Participation
Each of Eden Godsoe, Cheryl Kondra, Karl Peterson and Kathleen Philips served as a member of the Compensation Committee in 2025. Other than Mr. Peterson, who served as President and Chief Executive Officer of Pace prior to the consummation of the Business Combination, none of the foregoing individuals has ever served as an officer or employee of the Company. For information required to be disclosed under Item 404(a) of Regulation S-K, if any, for Mr. Peterson and Mses. Kondra or Philips, please see the section entitled “Certain Relationships and Related Party Transactions”.
None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any other entity, any officers of which have served on the board, or the Compensation Committee, of the Company.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
Our business consists of the installation, maintenance and operation of gaming terminals, redemption devices that disburse winnings and contain automated teller machine functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores. We currently operate in Illinois, Montana, Nevada, Nebraska, Georgia, Iowa, Pennsylvania and Louisiana.
The information contained in this Compensation Discussion and Analysis (“CD&A”) and the executive compensation disclosures below is provided for the individuals who were our named executive officers for the year ended December 31, 2025, whom we refer to collectively as the “NEOs”:
•Andrew Rubenstein, Chief Executive Officer;
•Brett Summerer, Chief Financial Officer;
•Mark Phelan, Chief Operating Officer; President, U.S. Gaming; and former Interim Chief Financial Officer
•Scott Levin, Chief Legal Officer and Secretary;
•Derek Harmer, Chief Compliance Officer; and
•Mathew Ellis, former Chief Financial Officer.
Key Executive Transitions
Mr. Levin was appointed Chief Legal Officer and Secretary, effective March 5, 2025.
Mr. Ellis resigned from his role as Chief Financial Officer effective May 9, 2025. Effective May 9, 2025, the Board appointed Mr. Phelan as its acting Chief Financial Officer (in addition to his role as President, U.S. Gaming) while the Company conducted a search to fill the Chief Financial Officer position on a permanent basis. Mr. Summerer was appointed Chief Financial Officer effective September 22, 2025.
Following the end of the 2025 fiscal year, the Company announced that Mr. A. Rubenstein was named to the additional role of Chairman of the Board and Mr. Phelan was appointed to the additional role of Chief Operating Officer, in each case effective as of February 2, 2026, and that Mr. Phelan will succeed Mr. A. Rubenstein as Chief Executive Officer, effective August 7, 2026.
Executive Summary
2025 Business Highlights
We are a leading distributed gaming operator in the United States, as well as a developer of brick-and-mortar casinos that serve local gaming markets and horse racing venues. We are a preferred partner for local business owners in the markets they serve. We offer turnkey, full-service gaming solutions to bars, restaurants, convenience stores, truck stops, and fraternal and veteran establishments across the country. Our focus is providing unmatched customer support, guidance, and compliance expertise so our location partners can grow their businesses with incremental revenue. During 2025, we achieved a number of notable successes, including:
•Setting a new record with total revenue of $1.3 billion and Adjusted EBITDA of $210.1 million, year-over-year increases of 8.1% and 11.1%, respectively;
•Owning and operating 27,950 gaming terminals across 4,501 locations in Illinois, Montana, Nevada, Nebraska and Louisiana, year-over-year increases of 2.9% and 2.2%, respectively;

•Completing a new $900.0 million credit facility in September 2025, extending maturities to 2030, lowering cost of capital and further enhancing growth capital flexibility; and
•Conducting a full season of racing operations and almost nine months of casino operations at Fairmount Park Casino & Racing.
Additionally, we returned $183.4 million of capital to our stockholders through December 31, 2025 under our previously announced share repurchase program which began on November 22, 2021.
For additional discussion of our results, including a reconciliation of Adjusted EBITDA to net income, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 3, 2026
Compensation Philosophy and Objectives
The primary objectives of our executive compensation program are:
•be competitive with compensation paid by companies in the same market in which we compete for executive talent;
•align executive compensation with our corporate strategies, business objectives and the interests of our stockholders by rewarding successful execution of our business plan and key corporate objectives; and
•provide the majority of total compensation in the form of variable compensation, comprised of annual cash incentive awards and long-term equity incentive awards, with compensation dependent upon corporate performance results and the creation of long-term stockholder value.
We seek to achieve these objectives by providing compensation that is competitive with the practices of companies in our peer group and market for executive talent in our geography, with individual pay decisions approved in the context of both company and individual performance. In addition to our peer group, we compete with much larger casino, gaming and entertainment companies for world class talent.
In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.

✓ What we do	⊗ What we do not do
•Pay-for-performance culture: We emphasize this by using a performance-based annual incentive plan and a performance-based long-term incentive plan paid in shares of Accel stock.	•Guaranteed compensation: We do not provide guaranteed incentive compensation to our executive officers.
•Peer companies: We annually review the amounts and components of executive compensation at peer companies to assist with compensation decisions for our executives.	•Perquisites: We do not provide significant perquisites or personal benefits to our executives.
•Independent compensation consultant: Our Compensation Committee directly engages an independent compensation consultant, Aon, to provide analysis for all aspects of our executive compensation decisions and guidance on other executive compensation matters independent of management.
•Retirement benefits: We do not offer enhanced retirement benefits to our executive officers. Our 401(k) plan is open to all U.S. salaried employees.
•Stock ownership guidelines: We maintain stock ownership guidelines for our Chief Executive Officer, our other executive officers and the non-employee members of our Board.	•Change in control: We do not provide excise tax reimbursement (‘gross ups’) with respect to payments or benefits upon a change in control of the Company.
•Clawback policy: We have a clawback policy whereby our executive officers are subject to a compensation recovery “clawback” policy that provides for the recovery of incentive-based compensation under certain circumstances in the event we restate our financial statements.

•Hedging or pledging activity: We do not permit our NEOs, the members of our Board or other employees to enter into hedging or similar transactions designed to decrease risks associated with holding our equity securities, and we do not permit the pledging of securities by such persons.

•Maximum payout limits: We set maximum individual payout limits in our annual STI and LTI plans.
•Change in control: We provide ‘double trigger’ equity acceleration upon a change in control of the Company.

Setting Executive Compensation
Role of the Compensation Committee
The Compensation Committee operates under a written charter adopted by our Board. All decisions regarding compensation of our NEOs are made by the Compensation Committee. The Compensation Committee provides regular updates to our Board regarding its decisions. The Compensation Committee is responsible for reviewing periodically our compensation plans, philosophy and programs, and overseeing the evaluation and compensation of our NEOs. Historically, and during 2025, our Chief Executive Officer provided recommendations to the Compensation Committee regarding the compensation of our NEOs (other than for himself), which the Compensation Committee took under advisement in establishing and approving compensation of our NEOs. The Compensation Committee also administers our incentive compensation plans.
In the first quarter of each year, the Compensation Committee reviews the performance of each of our NEOs during the previous year. At this time, the Compensation Committee also reviews our actual corporate performance for the prior year and makes the final annual incentive payment determinations based on such performance and the Compensation Committee’s evaluation of each NEO’s individual performance for the prior year. In connection with this annual review, the Compensation Committee also reviews and adjusts, as appropriate, base salaries and annual target bonus levels for the NEOs and reviews and grants long-term equity incentive awards to the NEOs, in each case based on the Compensation Committee’s performance evaluations, competitive market data provided by its independent compensation consultant, and other factors considered appropriate by the Compensation Committee, including internal pay equity. During the year, the Compensation Committee may also evaluate and make compensation adjustments or grants of additional discretionary bonuses and/or long-term incentive awards to our NEOs and certain other eligible employees, as and to the extent deemed appropriate by the Compensation Committee. The Compensation Committee is supported by management and its independent compensation consultant, as further described below.
Role of Management
The Compensation Committee relies on input and recommendations of our Chief Executive Officer when evaluating factors relative to the compensation of the NEOs. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of these individuals and his perspective on the applicable factors described above in developing his recommendations for their compensation, including salary adjustments, cash bonuses and equity incentives. The Compensation Committee discusses our Chief Executive Officer’s recommendations, with input from our independent consultant, and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.
Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee, which approves any adjustments to his base salary, cash bonus or equity incentives from year to year. The Compensation Committee reviews the Chief Executive Officer’s performance for the year and competitive market data from our independent consultant, and makes determinations regarding his compensation independently and without him present. As required by the NYSE listing standards and good corporate governance, the Chief Executive Officer does not participate in deliberations concerning, or vote on, his compensation arrangements.
In addition to recommendations put forth by our Chief Executive Officer, other members of our executive team are involved in the compensation process by assembling data to present to the Compensation Committee. Other members of our executive management team also may attend portions of the Compensation Committee meetings from time to time.
Role of the Independent Compensation Consultant
For 2025, the Compensation Committee engaged Aon’s Executive and Board Advisory Practice, a division of Aon plc (“Aon”), an independent compensation consultant, to provide independent executive compensation advisory services. Aon did not provide any other services to us in 2025 beyond its engagement as an advisor to the Compensation Committee on executive and director compensation matters.
Aon’s specific compensation consultation roles include, but are not limited to, the following:
•advising the Compensation Committee on director and executive compensation trends and regulatory developments;
•developing a peer group of companies for determining competitive compensation rates;
•providing a total compensation study for executives against executives at peer companies;
•providing advice to the Compensation Committee on corporate governance best practices, as well as any other areas of concern or risk;
•serving as a resource to the committee chair for meeting agendas and supporting materials in advance of each meeting;
•reviewing and commenting on proxy statement disclosure items, including preparation of the Compensation Discussion and Analysis; and
•advising the Compensation Committee on management’s pay recommendations.
After review and consultation with Aon and management, the Compensation Committee determined that Aon was independent and that there was no conflict of interest resulting from retaining Aon during the year ended December 31, 2025. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards.
Peer Companies and Competitive Market Data
Annually, the Compensation Committee reviews total compensation market data provided by Aon. The Compensation Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. Consistent with prior years, the following peer group development criteria were used to develop competitive market values to assist with fiscal year 2025 pay decisions:
•Industry: Companies that are similar to Accel in the casino, gaming, and entertainment industries.
•Company size: Companies that are approximately 0.4x to 3x Accel’s annual revenues, with a secondary focus on market capitalization.
•Peers: Companies using Accel in their compensation peer group.
•Peers of peers: Companies used in the peer groups of potential peer companies.
•Competitors: Companies that compete with Accel for business and management talent.
•Management and Board recommendations.
The peer group approved by the Compensation Committee for the Fall of 2024 compensation study used to assist with 2025 pay decisions consists of the following 14 companies in the casino, gaming and entertainment industries.

Company
Bally’s Corporation	Light & Wonder, Inc.
Boyd Gaming Corporation	Monarch Casino & Resort, Inc.
Century Casinos, Inc.	Penn Entertainment, Inc.
Churchill Downs Incorporated	PlayAGS, Inc.
Everi Holdings, Inc.	Red Rock Resorts, Inc.
Golden Entertainment, Inc.	Rush Street Interactive, Inc.
International Game Technology PLC	Sphere Entertainment Co.
Two companies were removed from the prior year peer group. They were:
•SciPlay Corporation: acquired by Light & Wonder; and
•Full House Resorts: annual revenues are below the desired threshold.
Peer group compensation disclosure was supplemented with survey market data for selected roles, where broader U.S. market comparisons are relevant. We believe the review of both peer group and survey data will provide an appropriate comprehensive market overview for determining compensation adjustments.
The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies and surveys to inform decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Consideration of 2025 “Say-On-Pay” Vote
At our 2025 annual meeting of stockholders, more than 99% of the shares voted were cast in support of our named executive officer compensation. As a result of the strong stockholder support for the 2025 “say-on-pay” vote, the Company did not make any changes to the general structure of its compensation programs as a direct result of such vote results.
Key Elements of Executive Compensation Program
Base Salary
Base salaries are designed to recognize the competency, experience and performance an executive brings to the position. For fiscal year 2025, compensation decisions were based on a combination of competitive peer company and broader U.S. market data provided by our independent consultant, internal equity and alignment, and individual performance. The Compensation Committee reviews base salaries for our executive officers annually.

Name	2024 Base Salary as of 12/31/2024	2025 Base Salary as of 12/31/2025	% Change
Andrew Rubenstein	$948,125	$948,125	—%
Brett Summerer	—	460,000	N/A
Mark Phelan (1)	482,125	554,443	15.00%
Scott Levin	—	461,700	N/A
Derek Harmer	461,250	461,250	—%
Mathew Ellis (2)	394,625	394,625	—%
(1) Effective July 1, 2025, Mr. Phelan’s annual base salary was increased to $554,443 following a review of competitive market data conducted by the Compensation Committee. The adjustment was intended to better align Mr. Phelan’s compensation with the market for similarly situated executives at peer companies.
(2) Mr. Ellis resigned effective May 9, 2025. This reflects his salary in effect immediately prior to his departure.
During 2025, base salary adjustments and determinations were recommended and approved by the Compensation Committee based on the assessment of each executive officer as described above under “—Setting Executive Compensation” and reviewed, modified as appropriate, and approved by the Compensation Committee based on a review of external market data provided by Aon and internal alignment objectives.
Short Term Incentive Program
The Company’s short-term incentive program (“STI”) is designed to motivate and reward our NEOs for achieving annual performance objectives by tying the majority of the STI award to attainment of pre-established financial goals defined as Adjusted EBITDA (“AEBITDA”) and adjusted earnings per share (“AEPS”), each of which is a non-GAAP financial measure. For a discussion of AEBITDA and a reconciliation of AEBITDA to net income for fiscal year 2025, refer to pages 34-35 of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 3, 2026. The adjustments to AEPS mirror the adjustments made in the calculation of AEBITDA. AEBITDA is the primary determinant of our financial performance and AEPS was included in fiscal year 2025 as it directly aligns with shareholder value. This program structure supports our “pay-for-performance” culture. The Compensation Committee and Chief Executive Officer consider various factors in determining the form and structure of the cash bonus arrangement that is most appropriate for attracting, retaining, rewarding, and motivating the individual executive officer, and based on these considerations determined it was appropriate to add an AEPS metric to the STI program because it is an important driver of long-term stock price performance that aligns management incentives with the interests of the Company’s stockholders.
Financial Component (80%). 60% of the target STI payout is determined formulaically based on achievement of an annual target for the Company’s AEBITDA (as defined in the Company’s annual and quarterly reports filed with the SEC) and 20% of the target STI payout is determined formulaically based on achievement of an annual target for the Company’s AEPS (the “Financial Component”). For fiscal year 2025, the Compensation Committee set AEBITDA and AEPS targets that the Compensation Committee believes are rigorous yet achievable if the Company successfully executes against its operating plan. Potential STI payouts for the Financial Component will range from 50% to 200% of target for performance ranging from 85% to 115% of the AEBITDA and AEPS targets, respectively, with payouts interpolated between the performance points. Performance below 85% will result in no payout for the Financial Component and the maximum payout for the Financial Component is 200% of target. These are the same performance thresholds and payout ranges as in the prior year.
Individual Component (20%). Each year, the Compensation Committee will establish individual performance goals for our executives. These goals will be 20% of each executive’s STI target opportunity. These goals will be based on a comprehensive assessment of the Company’s long-term strategic plan. At the completion of the year, the Compensation Committee will assess each executive’s performance against the pre-determined individual performance goals and approve individual payouts accordingly. Similar to our Financial Component, the range of payout opportunity will be 50% to 200% of target based on the Compensation Committee’s performance assessment. Consistent with our Financial Component, performance below threshold will result in no payout.
2025 Target STI Opportunities: The table below summarizes the annual target incentive for each NEO for 2025. Payout opportunities are capped at 200% of target. No changes were made for 2025.

Name	2024 Target (% of Salary)	2025 Target (% of Salary)
Andrew Rubenstein	100%	100%
Brett Summerer	—%	65%
Mark Phelan	70%	70%
Scott Levin(1)	—%	58%
Derek Harmer	55%	55%
Mathew Ellis	50%	50%

(1)Mr. Levin’s 2025 Target STI reflects a blended rate of 55% from March 5, 2025 to September 21, 2025 and 65% from September 22, 2025 to December 31, 2025 per the terms of Mr. Levin’s amended and restated employment agreement.
2025 Approved Performance and Payouts

Payout Percentage (1)	50% Threshold	100% Target	200% Maximum	2025 Actual (2)	2025 STI Earned Amount	Weight	Weighted
2025 AEBITDA	$181.90M	$214.00M	$246.10M	$210.15M	93.90%	60.00%	56.34%
Percentage of Target	85%	100%	115%	98.20%
2025 AEPS	$0.72	$0.85	$0.97	$0.80	80.30%	20.00%	16.06%
Percentage of Target	85%	100%	115%	94.3%
Total Payout as a % of Target for the Financial Component							72.40%

(1)Performance achievement between the threshold and maximum performance goals requires interpolation between points to determine the final earned payout.
(2)For a discussion of AEBITDA and a reconciliation of AEBITDA to net income for fiscal year 2025, refer to pages 34-35 of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 3, 2026. The adjustments to AEPS mirror the adjustments made in the calculation of AEBITDA.

Individual Component (20%)
Individual performance goals are focused on a combination of corporate and/or role-specific accomplishments or behaviors that focus executives on accomplishing our long-term strategic business plan. Individual goals relate to the Company’s overall financial and strategic goals, with no specific weighting attributed to any one goal. The maximum payout on this component is 200% of target.
Each NEO’s individual performance was subjectively assessed on certain factors, including, but not limited to, the following factors which support our longer-term financial and strategic success:

•Financial strength: Deliver revenue and AEBITDA and AEPS growth through enhanced partnership platforms, efficient operations, and implementation of strategic growth initiatives.
•Operational efficiency: Create an organizational structure that supports an efficient scaling of our business through organic growth and acquisitions.
•Financial efficiency: Remediate material weaknesses and optimize the Company’s financial close processes.
•Robust compliance: Implement comprehensive compliance plans and instill a culture of compliance throughout the organization.
•Succession planning: Ensure we have an appropriate depth of management talent to succeed our senior leaders.
The individual performance of each executive for 2025 was reviewed by the Compensation Committee. The following performance results were approved:

Name	2025 Target	2025 Actual Performance (as a Percentage of Target)	2025 Individual Component Approved
Andrew Rubenstein	20%	75%	15%
Brett Summerer	20%	100%	20%
Mark Phelan	20%	100%	20%
Scott Levin	20%	100%	20%
Derek Harmer	20%	65%	13%

2025 Approved STI Payouts

The Compensation Committee approved the following STI payouts for 2025 performance:

The table below summarizes the target and annual incentive award earned by each NEO for 2025:

Name	W-2 Salary (1)	Target Bonus	80% Financial Component Approved (2)	20% Individual Component Approved	Total % of Target Approved	Actual 2025 Bonus Approved
Andrew Rubenstein	$948,125	100.00%	72.40%	15%	87.40%	$828,500
Brett Summerer	106,154	65.00%	72.40%	20%	92.40%	64,000
Mark Phelan	515,503	70.00%	72.40%	20%	92.40%	333,500
Scott Levin (3)	356,746	58.34%	72.40%	20%	92.40%	192,500
Derek Harmer	461,250	55.00%	72.40%	13%	85.40%	216,500

(1)Based on pro-rated salaries for the year for Messrs. Summerer and Levin.
(2)For a discussion of AEBITDA and AEPS and a reconciliation of AEBITDA and AEPS to net income for fiscal year 2025, refer to pages 34-35 of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 3, 2026. The adjustments to AEPS mirror the adjustments made in the calculation of AEBITDA.

(3)Mr. Levin’s 2025 Target STI reflects a blended rate of 55% from March 5, 2025 to September 21, 2025 and 65% from September 22, 2025 to December 31, 2025 per the terms of Mr. Levin’s amended and restated employment agreement.
Long-Term Incentive Program
The objectives of the Company’s long-term incentive program (the “LTI”) are to increase long-term stockholder value, to enhance focus on the financial metric (AEBITDA) that is our primary indicator of long-term success, and to provide our executives with a competitive and balanced total compensation opportunity. The Compensation Committee uses competitive market data provided by Aon’s annual total compensation study to assist with LTI targets as a percentage of base salary.
Annual LTI grants consist of 50% RSU value and 50% performance-based restricted stock unit value (“PSUs”). However, with respect to NEOs who were hired during fiscal year 2025, their grants were made 100% in the form of RSUs, consistent with the Company’s historical past practice. The RSUs will vest ratably over three years. The PSUs will vest at the end of a three-year performance period.
The PSUs will vest based on the average AEBITDA performance achievement for three successive one-year periods. Forecasting longer-term (e.g., three years) financial goals in the gaming industry is challenging. The Compensation Committee considered all factors and approved the average of three successive one-year periods because the structure allows realistic performance targets to be set when management and the Compensation Committee have the most current financial information, it has strong stockholder alignment with the inclusion of the most realistic AEBITDA targets and it requires sustained financial performance to earn targeted payouts.
Also, the Compensation Committee considered numerous financial metrics for the PSU program. AEBITDA was approved because it is our primary determinant of long-term stockholder success. The Compensation Committee considered the overlap of AEBITDA in the STI and LTI programs, but ultimately decided that consistent AEBITDA performance is the strongest link to our investors. Annually, the Compensation Committee will rigorously review and approve financial targets to ensure consistent enhancement of financial performance and stockholder value.
Eligible participants (as determined by the Compensation Committee) may be members of the Company’s senior executive team and/or such other executives and key contributors as the Compensation Committee may designate from time to time. Our NEOs will participate in the LTI at a rate determined by the Compensation Committee. No individual will have an automatic right to participate in the LTI.
Consistent with the annual STI plan, three-year average AEBITDA achievement performance requirements and payout opportunities are as follows:

As a % of Target	Below Threshold	Threshold	Target	Maximum
Performance requirements	< 85%	85%	100%	115%
Payout opportunity (1)	0%	50%	100%	200%
(1)The number of PSUs that vest will be interpolated in the event performance achievement falls between threshold and maximum performance.
2025 Approved LTI Grants
The Compensation Committee approved the following equity grants pursuant to the LTI in 2025 following a thorough review of competitive market data, internal alignment objectives, prior year awards, and individual performance. Payouts are capped at 200% of target.

	Number of:		Target Value of: (1)
Name	PSUs Granted	RSUs Granted	PSUs Granted	RSUs Granted	Total
Andrew Rubenstein	88,034	88,034	$880,340	$880,340	$1,760,680
Brett Summerer	—	40,000	—	445,200	445,200
Mark Phelan	31,336	31,336	313,360	313,360	626,720
Scott Levin	—	40,000	—	387,600	387,600
Derek Harmer	21,414	21,414	214,140	214,140	428,280
Mathew Ellis	18,321	18,321	183,210	183,210	366,420
(1)These amounts reflect the Compensation Committee’s methodology for determining the equity awards during its compensation review process and do not reflect the actual economic value that may ultimately be realized by the NEOs. The number of PSUs and RSUs granted to each NEO was determined by dividing the target value set forth above for such award type by the Company’s closing stock price on the date of grant.
2023 PSU Approved Performance Achievement and Payouts

The March 2023 PSU grant provided payout opportunities based on the average AEBITDA performance achievement for three successive one-year periods, as approved by the Compensation Committee. The approved annual performance achievement percentages are used to calculate the final payout for the March 2023 PSU grant. The table below summarizes the final payout calculation.

Year (1)	50% Threshold	100% Target	200% Maximum	Actual AEBITDA(2)	Approved Achievement as a % of Target	Final Payout Percentage
2023 AEBITDA	$147.05M	$173.00M	$198.95M	$181.45M	104.88%
2024 AEBITDA	$155.22M	$182.61M	$210.00M	$189.15M	102.71%
2025 AEBITDA	$181.90M	$214.00M	$246.10M	$210.15M	98.20%
Average of 2023-2025					101.93%	112.89%
(1)Performance achievement between the threshold and maximum performance goals requires interpolation between points to determine the final earned payout.
(2)For a discussion of AEBITDA and a reconciliation of AEBITDA to net income for fiscal year 2025, refer to pages 34-35 of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 3, 2026.
The table below summarizes the total number of PSUs earned relative to the number that were granted.

Name	PSUs Granted	Approved Payout Multiplier	PSUs Earned
Andrew Rubenstein	90,396	112.89%	102,048
Mark Phelan	31,638	112.89%	35,716
Derek Harmer	20,410	112.89%	23,041
Policies and Practices Related to the Grant of Equity Awards
The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of such awards.

Compensation Risk Assessment
The Compensation Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Compensation Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on Accel. The following features of our programs mitigate this risk:
•The Compensation Committee retains an independent compensation consultant to assist with annual compensation decisions;
•We utilize a mix of cash and equity incentive programs, and all equity awards granted to our NEOs are subject to multi-year vesting;
•We utilize a combination of equity award types;
•We cap STI and PSU payments at 200% of the target award;
•We utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our stockholders’ best interests in light of potential employment uncertainty;
•Executives are subject to minimum stock ownership guidelines and limitations on trading in our securities; and
•Our executive officers are subject to a compensation recovery “clawback” policy that provides for the recovery of incentive-based compensation under certain circumstances in the event we restate our financial statements.
Additional Information

Stock Ownership Guidelines
We have a stock ownership policy for our Chief Executive Officer, Chief Financial Officer and other executive officers (as defined in Rule 16a-1(f) promulgated under the Exchange Act) reporting directly to our Chief Executive Officer, including each of our NEOs. Our stock ownership policy guidelines provide for each executive officer to acquire and hold a number of shares of our common stock equal in value to a multiple of such executive officer’s annual base salary, in each case, until he or she ceases to be an executive officer.
•CEO ownership guideline: 6x base salary
•Executive officers: 1x base salary
The following items count toward stock ownership requirements:
•Directly-owned and beneficially-owned shares, including shares purchased through our 401(k) Plan, if applicable,
•Shares underlying vested RSUs that are held or deferred,
•Shares underlying unvested RSUs,
•Shares received on exercise of stock options, and

•Shares held in trust.
Unearned PSUs and vested, unexercised and unvested stock options are not included in the stock ownership calculation. Each executive officer has until the last day of our fiscal year that includes the fifth anniversary of the later of his or her designation as an executive officer and the effective date of the policy to obtain the required ownership level. The Compensation Committee may make exceptions in situations where the stock ownership policy would cause a severe hardship. As of the date hereof, all of our executive officers currently meet or exceed our stock ownership guidelines other than Mr. Summerer and Mr. Levin, both of whom commenced employment in 2025.
Clawback Policy
Our clawback policy provides for the recovery of certain incentive-based compensation from current and former executive officers in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under federal securities laws, in compliance with the final rules promulgated by the SEC under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), Rule 10D-1 and the NYSE. The policy applies to our Chief Executive Officer, Chief Financial Officer, and other executive officers, including each of our Named Executive Officers. The recovery period extends up to three most recently-completed fiscal years prior to the date of the restatement, with respect to incentive-based compensation granted or received after the effective date of the SEC rules.

Policy Regarding Certain Transactions in Company Securities
Our Insider Trading Policy prohibits our directors, officers and employees from engaging in certain hedging or pledging transactions (see “Corporate Governance—Hedging and Pledging Policy” above). Aside from such prohibitions, we do not maintain any other policies regarding hedging or pledging transactions by our directors, officers and employees.
Retirement and Other Benefits
We maintain a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Code, commonly called a 401(k) plan, for substantially all of our employees. The 401(k) plan is available on the same basis to all employees, including the NEOs. Each participant in the 401(k) plan may elect to defer from 0% to 80% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act. We match up to 50% of its employees’ contributions to the 401(k) plan, so long as the employee contributes at least 5% of their annual compensation (not including any bonus, severance or legal settlements). We do not provide any defined benefit pension benefits. We maintain various other employee benefit plans, including medical, dental and life insurance.

Equity Incentive Plan of Accel

Amended and Restated Long Term Incentive Plan
On November 20, 2019, the Accel Entertainment, Inc. Long Term Incentive Plan (the “LTIP”) became effective. The Company initially reserved a total of 6,000,000 shares of Class A-1 common stock for issuance pursuant to the LTIP, subject to certain adjustments set forth therein. On March 13, 2023, the Board approved the amendment and restatement of the LTIP (the “A&R LTIP”), which was subsequently approved by the Company’s stockholders on May 4, 2023. Pursuant to the A&R LTIP, the available shares of Class A-1 common stock reserved for issuance was increased by 2,000,000 shares for a cumulative aggregate share authorization of 8,000,000 shares. On April 10, 2025, the Board approved the second amendment and restatement of the LTIP (the “Second A&R LTIP”), which was subsequently approved by the Company’s stockholders on June 6, 2025. Pursuant to the Second A&R LTIP, the available shares of Class A-1 common stock reserved for issuance was increased by 2,000,000 shares for a cumulative aggregate share authorization of 10,000,000 shares.

The purpose of the Second A&R LTIP is to enhance the Company and its affiliates’ ability to attract, retain and motivate persons who make important contributions to the Company and its affiliates by providing those individuals with equity ownership opportunities. The Second A&R LTIP provides for grants of a variety of awards, including, but not limited to: incentive stock options qualified as such under U.S. federal income tax laws, stock options that do not qualify as incentive stock options, stock appreciation rights, restricted stock awards, RSUs, PSUs, cash incentive awards, and other stock-based awards. Officers or employees of the Company or any of its affiliates or any other person who provides services to the Company or any of its affiliates, including directors of the Company, are eligible for grants under the Second A&R LTIP.
Tax and Accounting Treatment of Compensation

Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the annual amount of compensation that publicly held companies may deduct for federal income tax purposes for any “covered employee” (as defined in Section 162(m)). Under Section 162(m), compensation above $1,000,000 is generally non-deductible for any covered employee. Our objectives are not always consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by us and decisions leading to future compensation levels may not be fully deductible under Section 162(m). We believe this flexibility enables us to respond to changing business conditions or to an executive’s exceptional individual performance.

Accounting for Share-Based Compensation
Accel accounts for share-based payments, including its long-term equity incentive program, in accordance with the requirements of the ASC 718.
Compensation Committee Report
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with the Company’s management. Based on that review and those discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025.
By: The Compensation Committee
Kathleen Philips (Chair)
Cheryl Kondra
Karl Peterson

2025 Summary Compensation Table
The following table sets forth the annual base salary and other compensation paid to each of the NEOs for the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation $(2)	All Other Compensation ($)(3)	Total ($)
Andrew Rubenstein Chief Executive Officer	2025	$948,125	$1,760,680	$—	$828,500	$34,245	3,571,551
	2024	935,637	1,825,853	—	1,024,000	30,129	3,815,620
	2023	880,289	3,823,493	—	1,103,000	27,716	5,834,498
Brett Summerer (4) Chief Financial Officer	2025	106,154	445,200	—	64,000	1,200	616,554
Mark Phelan President, U.S. Gaming	2025	515,503	626,720	—	333,500	23,703	1,499,426
	2024	478,289	656,314	—	383,000	24,463	1,542,065
	2023	434,616	562,524	—	385,500	23,280	1,405,919
Scott Levin (4) Chief Legal Officer & Secretary	2025	356,746	387,600	—	192,500	6,116	942,962
Derek Harmer Chief Compliance Officer	2025	461,250	428,280	—	216,500	28,112	1,134,142
	2024	455,103	525,813	—	279,000	24,106	1,284,022
	2023	435,577	796,890	—	297,500	23,168	1,553,135
Mathew Ellis Chief Financial Officer (Former)	2025	177,811	366,420	—	—	12,292	556,523
	2024	389,443	379,981	—	211,000	26,809	1,007,232
	2023	366,154	351,582	—	227,500	24,232	969,468
(1)The amounts reported in the “Stock Awards” column represent the grant date fair value of the RSUs and PSUs granted to the NEOs during the fiscal years ended December 31, 2025, 2024 and 2023 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. Note that the amounts reported in this column reflect the accounting cost for these RSU and PSU grants and do not correspond to the actual economic value that may be received by the NEOs from the RSUs and PSUs. The PSUs reflect the probable outcome award value (target) at the date of the grant in accordance with FASB ASC Topic 718. Assuming the highest levels of performance conditions are achieved, the grant date value of the PSUs granted in fiscal 2025 would be as follows: Mr. A. Rubenstein - $1,760,680; Mr. Phelan - $626,720; Mr. Harmer - $428,280; and Mr. Ellis - $366,420. See Note 18 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025 filed with the SEC on March 3, 2026 for a description of the assumptions made in the valuation of stock awards.

(2)The amount reported in the “Non-Equity Incentive Plan Compensation” column represents the annual cash bonuses, which were approved by the Board, earned by the NEOs pursuant to the achievement of certain Accel and individual performance objectives.
(3)“All Other Compensation” consists of Accel’s matching contributions to Accel’s 401(k) plan or other retirement plan, health insurance premiums, vehicle allowances and travel expenses.
(4)Messrs. Summerer and Levin commenced employment with the Company on September 22, 2025 and March 5, 2025, respectively, and therefore received compensation only for the portion of fiscal year 2025 during which each was employed by the Company. The amounts reported in the Summary Compensation Table reflect compensation earned by each executive during fiscal year 2025 in accordance with SEC rules and do not represent a full year of compensation.
2025 Grants of Plan-Based Awards
The following table provides information concerning each grant of an award made in 2025 for each of our NEOs under any plan. This information supplements the information about these awards set forth in the “2025 Summary Compensation Table” above.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Rubenstein
Annual Incentive	N/A	$474,063	$948,125	$1,896,250	—	—	—	—	$—
RSUs	3/10/2025	—	—	—	—	—	—	88,034	880,340
PSUs	3/10/2025	—	—	—	44,017	88,034	176,068	—	880,340
Brett Summerer
Annual Incentive	N/A	34,500	69,000	138,000	—	—	—	—	—
RSUs	9/22/2025	—	—	—	—	—	—	40,000	445,200
Mark Phelan
Annual Incentive	N/A	194,055	388,110	776,220	—	—	—	—	—
RSUs	3/10/2025	—	—	—	—	—	—	31,336	313,360
PSUs	3/10/2025	—	—	—	15,668	31,336	62,672	—	313,360
Scott Levin
Annual Incentive	N/A	104,070	208,140	385,000	—	—	—	—	—
RSUs	4/3/2025	—	—	—	—	—	—	40,000	387,600
Derek Harmer
Annual Incentive	N/A	126,844	253,688	433,000	—	—	—	—	—
RSUs	3/10/2025	—	—	—	—	—	—	21,414	214,140
PSUs	3/10/2025	—	—	—	10,707	21,414	42,828	—	214,140
Mathew Ellis
Annual Incentive	N/A	98,656	197,313	394,625	—	—	—	—	—

(1)The amounts reported reflect the threshold, target and maximum performance-based cash incentive compensation amounts that could have been paid for fiscal year 2025 under the 2025 annual incentive program for the NEOs. The types and weighting of the performance measures under that program are described in the “—Compensation Discussion & Analysis” section of this proxy statement.
(2)Grant date fair value of the PSUs and RSUs is calculated in accordance with FASB ASC 718 and, for the PSUs, based on the probable outcome of the performance conditions as of the grant date.

2025 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information concerning unexercised stock options, RSU and PSU awards for each of the NEOs outstanding as of December 31, 2025.

		Option Awards				Stock Awards
						Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested($)(2)
Name	Grant Date(1)	Number of securities underlying unexercised options (#)		Option Exercise Price($)	Option Expiration Date
		Exercisable	Unexercisable
Andrew Rubenstein	2/27/2020 (3)	165,000	—	$12.25	2/27/2030	—	$—	—	$—
	7/13/2020 (4)	52,000	—	9.41	7/13/2030	—	—	—	—
	3/16/2021 (4)	30,865	—	11.88	3/16/2031	—	—	—	—
	3/16/2021 (4)	58,955	—	11.88	3/16/2031	—	—	—	—
	3/14/2022 (4)	2,620	6,958	12.71	3/14/2032	—	—	—	—
	3/14/2022 (4)	101,745	—	12.71	3/14/2032	—	—	—	—
	3/14/2022 (4)	—	—	—	—	6,958	79,391	—	—
	3/14/2023 (8)	—	—	—	—	—	—	90,396	1,031,418
	3/14/2023 (7)	—	—	—	—	30,132	343,806	—	—
	4/27/2023 (6)	—	—	—	—	—	—	520,247	5,936,018
	3/15/2024 (8)	—	—	—	—	—	—	80,505	918,562
	3/15/2024 (7)	—	—	—	—	53,670	612,375	—	—
	3/10/2025 (8)	—	—	—	—	—	—	88,034	1,004,468
	3/10/2025 (7)	—	—	—	—	88,034	1,004,468	—	—
Brett Summerer	9/22/2025 (7)	—	—	—	—	40,000	456,400	—	—
Mark Phelan	2/27/2020 (3)	24,194	—	12.25	2/27/2030	—	—	—	—
	2/27/2020 (3)	25,306	—	12.25	2/27/2030	—	—	—	—
	7/13/2020 (4)	9,000	—	9.41	7/13/2030	—	—	—	—
	3/14/2022 (4)	—	1,784	12.71	3/14/2032	—	—	—	—
	3/14/2022 (4)	26,760	—	12.71	3/14/2032	—	—	—	—
	3/14/2022 (4)	—	—	—	—	1,784	20,355	—	—
	3/14/2023 (5)	—	—	—	—	—	—	31,638	360,990
	3/14/2023 (4)	—	—	—	—	10,546	120,330	—	—
	3/15/2024 (5)	—	—	—	—	—	—	28,938	330,183
	3/15/2024 (4)	—	—	—	—	19,292	220,122	—	—
	3/10/2025 (5)	—	—	—	—	—	—	31,336	357,544
	3/10/2025 (4)	—	—	—	—	31,336	357,544	—	—

		Option Awards				Stock Awards
						Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested($)(2)
Name	Grant Date(1)	Number of securities underlying unexercised options (#)		Option Exercise Price($)	Option Expiration Date
		Exercisable	Unexercisable
Scott Levin	4/3/2025 (4)	—	—	—	—	40,000	456,400	—	—
Derek Harmer	2/27/2020 (4)	21,548	—	12.25	2/27/2030	—	—	—	—
	2/27/2020 (4)	41,452	—	12.25	2/27/2030	—	—	—	—
	7/13/2020 (4)	3,824	—	9.41	7/13/2030	—	—	—	—
	7/13/2020 (4)	12,176	—	9.41	7/13/2030	—	—	—	—
	3/16/2021 (4)	32,335	—	11.88	3/16/2031	—	—	—	—
	3/14/2022 (3)	—	1,846	12.71	3/14/2032	—	—	—	—
	3/14/2022 (4)	27,697	—	12.71	3/14/2032	—	—	—	—
	3/14/2022 (3)	—	—	—	—	1,846	21,063	—	—
	3/14/2023 (5)	—	—	—	—	—	—	20,410	232,878
	3/14/2023 (4)	—	—	—	—	6,803	77,622	—	—
	7/15/2023 (7)	—	—	—	—	13,333	152,130	—	—
	3/15/2024 (5)	—	—	—	—	—	—	23,184	264,529
	3/15/2024 (4)	—	—	—	—	15,456	176,353	—	—
	3/10/2025 (5)	—	—	—	—	—	—	21,414	244,334
	3/10/2025 (4)	—	—	—	—	21,414	244,334	—	—
Mathew Ellis	N/A	—	—	—	—	—	—	—	—
	N/A	—	—	—	—	—	—	—	—
(1)This table does not include any shares of our Class A-2 common stock that NEOs received in connection with the consummation of the Business Combination.
(2)The dollar amounts shown are determined by multiplying the number of unvested shares or units by the closing price of our Class A-1 common stock on the New York Stock Exchange as of December 29, 2025, the last trading day of 2024, which was $11.41.
(3)Granted under the A&R LTIP. 1/4 of the shares subject to the option awards or RSU awards, as applicable, vested on the first anniversary of the grant date, and the remainder will vest as to 1/16 of the total award in quarterly installments thereafter, so long as the grantee remains continuously employed or engaged by the Company or an affiliate, as applicable, from the date of grant through each such vesting date.
(4)Granted under the A&R LTIP. 1/3 of the shares subject to the RSU award will vest on each of the first, second, and third anniversaries of the grant date in each case, so long as the grantee remains continuously employed or engaged by the Company or an affiliate, as applicable, from the date of grant through each such vesting date.
(5)Granted under the A&R LTIP. The shares subject to the PSU award will vest at the end of the three-year performance period, subject to the achievement of certain performance-based vesting conditions, so long as the grantee remains continuously employed or engaged by the Company or an affiliate, as applicable, from the date of grant through the end of the three-year performance period. The PSUs are reported in the table at target; however the PSUs granted in 2023 vested at 112.89% of target based on the achievement of performance goals.
(6)Granted to Mr. A. Rubenstein in connection with the amendment to his employment agreement in April 2023.The shares subject to the PSU award will vest at the end of the three-year performance period ending April

27, 2026 subject to the achievement of certain performance-based vesting conditions. The PSUs are reported at the maximum level.
(7)Granted to Mr. Harmer in connection with the amendment to his employment agreement in July 2023. 1/3 of the shares subject to the RSU award will vest on July 15, 2024, 1/3 of the underlying shares will vest on July 15, 2025 and the remaining 1/3 of the underlying shares will vest on July 15, 2026, in each case, so long as the grantee remains continuously employed or engaged by the Company or an affiliate, as applicable, from the date of grant through each such vesting date.

2025 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our NEOs, the number of shares of our Class A-1 common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during fiscal year 2025 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Andrew Rubenstein	—	$—	127,078	$1,308,801
Brett Summerer	—	—	—	—
Mark Phelan	—	—	38,328	393,369
Scott Levin	—	—	—	—
Derek Harmer	—	—	51,273	554,002
Mathew Ellis	—	—	33,086	346,817
(1)The aggregate value realized upon the vesting and settlement of RSUs is based on the closing price on the NYSE of our Class A-1 common stock on the date prior to the day of vesting. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred during 2025.
Employment Agreements
We have entered into employment agreements with each of our NEOs. Each of these employment agreements provide for at-will employment and generally include the named executive officer’s initial base salary and an indication of eligibility for an annual cash incentive award opportunity. Each of our NEOs is also eligible to participate in our annual performance bonus plan and employee benefit plans, including health insurance, that we offer to our employees. In addition, each of our NEOs has executed a form of our standard indemnification agreement.
Andrew Rubenstein
On January 28, 2013, Accel entered into an employment agreement with Mr. A. Rubenstein (as amended on April 7, 2017 with an effective date of December 12, 2016 and January 31, 2019, as amended and restated on July 15, 2020, and as further amended on April 27, 2023). Under the terms of his employment agreement, Mr. A. Rubenstein is employed as the Chief Executive Officer of Accel, reporting to the Board. Mr. A. Rubenstein is entitled to receive an annual salary of $925,000 starting April 27, 2023, and, subject to Accel meeting certain performance objectives and the discretion of the Board, is eligible to receive an annual bonus with a target level of 100% of his base salary and earn a number of additional grants of equity-based incentive compensation awards on an annual basis in accordance with our annual grants to similarly situated senior executives and with a target level of 200% of his base salary starting July 15, 2020.

On February 2, 2026, the Company announced that Mr. Phelan will succeed Mr. Rubenstein as Chief Executive Officer and President effective August 7, 2026 (the “Transition Date”) and entered into a Leadership Transition and Advisory Services Agreement with Mr. A. Rubenstein, effective immediately (the “Transition Agreement”), amending the Executive Employment Agreement by and between the Company and Mr. A. Rubenstein dated July 15, 2020, and amended as of April 27, 2023, that provides for certain post-Transition Date agreements in connection with Mr. A. Rubenstein’s non-employee advisor engagement with the Company following the Transition Date. Under the Transition Agreement, Mr. A. Rubenstein is entitled to a grant of 78,930 RSUs when other senior executives receive their annual equity incentive grants in 2026. These RSUs vest over a two-year period in two annual installments, subject to his continued service as an employee, advisor or member of the Board. Mr. A. Rubenstein will remain eligible to receive an annual bonus for 2025, subject to Company performance and his individual performance (to be no less than his 2024 individual performance result). Also, the end of the performance period for his 2023 performance-based RSUs will be extended from April 27, 2026 to the Transition Date. In addition, on or about the Transition Date, the Company will grant Mr. A. Rubenstein 335,516 RSUs (the “Advisory RSUs”) as consideration for his service as an advisor that will vest quarterly over a three-year period, subject to his continued service to the Company. During his service as an advisor or member of the Board on and following the Transition Date, his then outstanding equity incentive awards will continue to vest.
Upon occurrence of a material breach by the Company of the Transition Agreement, the vesting of certain of Mr. A. Rubenstein’s equity incentive awards will be accelerated in accordance with the terms specified in the Transition Agreement. In addition, upon termination of Mr. A. Rubenstein's engagement as an advisor under the Transition Agreement prior to the end of the Advisory Term absent Advisor Cause (as defined in the Transition Agreement), the vesting of the Advisory RSUs will be accelerated.
Brett Summerer
On September 22, 2025, Accel entered into an employment agreement with Mr. Summerer. Under the terms of his employment agreement, Mr. Summerer is employed as Chief Financial Officer of Accel, reporting to the Chief Executive Officer. Mr. Summerer is entitled to receive an annual base salary of $460,000, and, subject to discretion of the Board, he will be eligible to receive a discretionary annual bonus with a target amount equal to 65% of the annual base salary and a discretionary annual equity-based incentive award grant commencing in calendar year 2026 with a target grant date value equal to 115% of the annual base salary. Mr. Summerer was granted 40,000 restricted stock units (“RSUs”) pursuant to the terms of the Company’s Long-Term Incentive Plan and the RSU agreement governing such awards.
Accel or Mr. Summerer may terminate the employment at any time upon prior written notice to the other party. In the event that Mr. Summerer is terminated by Accel for any reason (which includes the Company’s non-renewal of Mr. Summer’s employment agreement without cause at the end of any of its initial or successive one year terms) other than cause, death or disability, or he resigns for good reason , Mr. Summerer will be entitled to receive an amount equal to one times the sum of his annual base salary and target annual bonus as of the termination date, payable in installments over a 12-month period, and up to 12 months of continued COBRA coverage. If such qualifying termination occurs within one year following a change in control, he is also entitled to a pro rata bonus for the year of termination and accelerated vesting of outstanding equity awards. Under the employment agreement, Mr. Summerer is subject to non-competition and non-solicitation restrictions during his employment and for a period of one year thereafter.

Mark Phelan
On February 7, 2017, Accel entered into an employment agreement with Mr. Phelan (as amended and restated on March 15, 2021, and as further amended on February 24, 2023 and October 6, 2023). Under the terms of his employment agreement, Mr. Phelan is employed as President, U.S. Gaming of Accel, reporting to the Chief Executive Officer. Mr. Phelan is entitled to receive an annual base salary of $475,000, and, subject to the discretion of the Board, long-term equity incentives with a target level of 140% of his base salary and an annual cash bonus with a target level of 70% of his base salary.
On February 2, 2026, the Company entered into an amended and restated employment agreement with Mr. Phelan, effective as of February 2, 2026 (the “A&R Employment Agreement”) in connection with which Mr. Phelan also became Chief Operating Officer and, as of the Transition Date, will become Chief Executive Officer and President. Pursuant to the terms of the A&R Employment Agreement, Mr. Phelan’s base salary will be at the annual rate of $554,443 until the Transition Date, after which it will be $805,906. His target bonus amount for 2026 will be $562,199, which is a pro-rated amount based on his positions before and after the Transition Date, and his target bonus amount for years thereafter will equal 100% of his annual base salary. The target value of his 2026 annual equity-based incentive grant will be $452,795 and following the Transition Date, he will be eligible for a one-time transition grant with a target value of $671,588. For calendar years after 2026, Mr. Phelan’s target annual equity-based grant value will be 200% of his annual base salary.
Accel or Mr. Phelan may terminate the employment at any time upon prior written notice to the other party. Upon a covered termination of employment (which includes the Company’s non-renewal of the A&R Employment Agreement without cause at the end of any of its initial or successive one year terms), Mr. Phelan is entitled to receive an amount equal to two times the sum of his annual base salary and target annual bonus as of the termination date. If such qualifying termination occurs within one year following a change in control, he is also entitled to a pro rata bonus for the year of termination and accelerated vesting of outstanding equity awards. Under the A&R Employment Agreement, Mr. Phelan is subject to non-competition and non-solicitation restrictions during his employment and for a period of two years thereafter.
Scott Levin
On April 7, 2025, Accel entered into an employment agreement with Mr. Levin (as amended and restated on February 27, 2026). Under the terms of his employment agreement, Mr. Levin is employed as Chief Legal Officer and Secretary, reporting to the Chief Executive Officer. Mr. Levin is entitled to receive an annual base salary of $461,700, and, subject to the discretion of the Board, long-term equity incentives with a target level of 115% of his base salary and an annual cash bonus with a target level of 65% of his base salary.
Accel or Mr. Levin may terminate the employment at any time upon prior written notice to the other party. In the event that Mr. Levin is terminated by Accel for any reason (which includes the Company’s non-renewal of Mr. Levin’s employment agreement without cause at the end of any of its initial or successive one year terms) other than cause, death or disability, or he resigns for good reason , Mr. Levin will be entitled to receive an amount equal to one times the sum of his annual base salary and target annual bonus as of the termination date, payable in installments over a 12-month period, and up to 12 months of continued COBRA coverage. If such qualifying termination occurs within one year following a change in control, he is also entitled to a pro rata bonus for the year of termination and accelerated vesting of outstanding equity awards. Under the employment agreement, Mr. Levin is subject to non-competition and non-solicitation restrictions during his employment and for a period of one year thereafter.
Derek Harmer
On July 9, 2012, Accel entered into an employment agreement with Derek Harmer (as amended on November 8, 2017, and July 9, 2018, as amended and restated on July 16, 2020 and as further amended on July 15, 2023). Under the terms of his employment agreement, Mr. Harmer is employed as the Chief Compliance Officer of Accel, reporting to the Chief Executive Officer. Mr. Harmer is entitled to receive an annual salary of $450,000, and, subject to the discretion of the Board, long-term equity incentives with a target level of 100% of his base salary and an annual cash bonus with a target level of 55% of his base salary.
Accel or Mr. Harmer may terminate the employment at any time upon prior written notice to the other party. In the event that Mr. Harmer is terminated by Accel for any reason other than cause, death or disability, or he resigns for good reason, Mr. Harmer will be entitled to receive an amount equal to the base salary and target bonus he received during the 12-month period prior to the date of such termination of employment, payable in installments over a 12-month period, and up to 12 months of continued COBRA coverage. Under the employment agreement, Mr. Harmer is subject to non-competition and non-solicitation restrictions during his employment and for a period of one year thereafter.
Potential Payments upon Termination or Change in Control
The information below describes and quantifies certain compensation that would have been payable to each NEO (other than Mr. Ellis, who resigned effective as of May 9, 2025 and did not receive any payments in connection with his resignation) if the NEO’s employment had terminated, or a change in control had occurred, on December 31, 2025, given the NEO’s compensation as of such date and, if applicable, based on our closing stock price on December 29, 2024, the last trading day of the year. These benefits are in addition to benefits available generally to salaried employees upon a termination of employment, such as payment of accrued but unpaid base salary, accrued but unpaid annual bonus, and vacation pay and distributions under our 401(k) plan (assuming the executive participated in the plan). The terms of their respective separation arrangements with us are described above in “—Employment Agreements.”
Except where otherwise noted, the following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our NEOs (other than Mr. Ellis). Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2025, and the price per share of our Class A-1 common stock was the closing price on the NYSE as of December 31, 2025, which was $11.41. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Qualifying Termination - No Change in Control
Name	Cash Severance $(1)(2)	Bonus Payment ($)(1)	Continuation of Medical Benefits $(1)(3)	N/A	Total $(4)
Andrew Rubenstein(5)	$1,883,762	$2,127,000	$51,702	$—	$4,062,464
Brett Summerer	460,000	299,000	20,381	—	779,381
Mark Phelan(6)	515,503	383,000	34,416	—	932,919
Scott Levin	461,700	300,105	11,370	—	773,175
Derek Harmer(6)	461,250	279,000	43,695	—	783,945
Qualifying Termination - Change in Control
Name	Cash Severance $(1)(2)	Bonus Payment ($)(1)	Continuation of Medical Benefits $(1)(3)	Value of Accelerated Vesting $(4)	Total $
Andrew Rubenstein(5)	$1,883,762	$3,075,125	$51,702	$10,930,505	$15,941,095
Brett Summerer	460,000	598,000	20,381	456,400	1,534,781
Mark Phelan(6)	515,503	383,000	34,416	1,767,066	2,699,985
Scott Levin	461,700	600,210	11,370	456,400	1,529,680
Derek Harmer(6)	461,250	279,000	43,695	1,414,383	2,198,327
(1)“Qualifying Termination” for purposes of these payments includes a termination of the NEO’s employment by the Company without cause or by the NEO for good reason (in each case, as defined in the NEO’s employment agreement) or the Company’s non-renewal of the NEO’s employment agreement without cause at the end of any of its initial or successive one year terms in the case of Messrs. Phelan, Summerer and Levin.

(2)The severance amount related to base salary was determined based on the amounts actually paid to the NEOs during the relevant periods.
(3)Reflects the estimated cost of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (medical, dental and vision) continuation coverage, as applicable, during the severance period.
(4)Upon a Qualifying Termination – No Change in Control, each executive is generally entitled to a pro rata amount of the Value of Accelerated Vesting upon a Qualifying Termination – Change in Control as described below (other than with respect to option awards held by any executive and the special PSU award granted to Mr. Rubenstein on 4/27/23).The value of accelerated vesting upon a Qualifying Termination – Change in Control is calculated based on the per share closing price on NYSE as of December 31, 2025, which was $11.41, less, if applicable, the aggregate exercise price of each outstanding unexercisable stock option. Each of the executive’s then outstanding unvested equity awards, including awards that would otherwise vest upon satisfaction of performance metrics or other factors, if applicable, other than the continuation of the executive’s employment with the Company, shall accelerate and become vested and exercisable with respect to 100% of the then-unvested shares subject to all equity awards. Does not include options which have an exercise price that exceeds per share closing price on NYSE as of December 31, 2025, referred to as “underwater” stock options. As of December 31, 2025, Mr. A. Rubenstein had 366,143 underwater options, Mr. Ellis had 104,527 underwater options, Mr. Harmer had 124,878 underwater options and Mr. Phelan had 78,044 underwater options.A Qualifying Termination for purposes of the equity award vesting described above (both in connection with a Change in Control and outside of the context of a Change in Control) also includes a termination due to death or disability.

(5)Amount represents two years of base salary and target annual bonus paid.
(6)Amount represents 12 months of base salary and annual bonus paid.

Chief Executive Officer Pay Ratio
The following table presents the median of the annual total compensation of all our employees (other than Mr. A. Rubenstein, our Chief Executive Officer), the annual total compensation of Mr. A. Rubenstein, our Chief Executive Officer, and the ratio between the two. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act.

Fiscal year 2025 Chief Executive Officer Compensation	$3,571,551
Fiscal year 2025 median employee annual total compensation	53,299
Ratio of Chief Executive Officer to median employee annual total compensation	67:1
We identified our median employee as of December 31, 2025.
To identify our median employee, we used a consistently applied compensation measure consisting of gross wages as reported on Form W-2, annualized for permanent employees who did not work for the entire year, excluding our Chief Executive Officer, for the 12-month period from January 1, 2025, through December 31, 2025. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of our employees. We did not make any cost-of-living adjustment. We did not include any independent contractors or other non-employee workers in our employee population.
Using this approach, we selected the individual at the median of our employee population. We then calculated annual total compensation for this employee using the same methodology we use for our NEOs as set forth in our Summary Compensation table. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column for fiscal 2025 in our Summary Compensation table.
SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC explained when it adopted these rules, in considering the pay-ratio disclosure, stockholders should keep in mind that the rules were not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather were designed to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income ($ Millions)	Adjusted EBITDA(5) ($ Millions)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$3,571,551	$4,608,599	$949,921	$733,487	$112.97	$84.02	$51.3	$210.1
2024	3,815,620	3,314,690	1,277,773	1,309,556	105.74	88.00	35.3	189.1
2023	5,834,498	8,940,591	1,309,507	1,718,872	101.68	92.06	45.6	181.4
2022	3,796,195	475,620	1,213,285	(893,684)	76.24	73.53	74.1	162.4
2021	3,537,083	5,169,869	1,479,351	2,785,193	128.91	98.50	31.6	139.7
(1)Andrew Rubenstein was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024	2025
Brian Carroll	Michael Marino	Mathew Ellis	Mathew Ellis	Mathew Ellis	Brett Summerer
Derek Harmer	Derek Harmer	Brian Carroll	Derek Harmer	Derek Harmer	Mark Phelan
		Derek Harmer	Mark Phelan	Mark Phelan	Scott Levin
		Mark Phelan			Derek Harmer
		Michael Marino			Mathew Ellis
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2025	$3,571,551	$(1,760,680)	$2,797,728	$4,608,599

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	$949,921	$(450,844)	$234,410	$733,487

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2025	$2,008,936	$869,727	$(80,935)	$—	$2,797,728

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	$423,311	$11,990	$(8,214)	$(192,677)	$234,410

(4)The Peer Group TSR set forth in this table utilizes the Russell 3000 Casinos & Gambling Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Russell 3000 Casinos & Gambling Industry Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Adjusted EBITDA (as defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 3, 2026) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”), and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years. The chart also compares the Company’s TSR to the Russell 3000 Casinos & Gambling Industry Index over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
TSR (12/31/2020 Indexed to $100)
10
8
6
4
2
0
-2
$125
$100
$75
$50
$25
$0
100.00
128.91
76.24
101.68
105.74
112.97
100.00
98.50
73.53
92.06
88.00
84.02
5.2
2.8
0.5
-0.9
8.9
1.7
3.3
1.3
4.6
0.7
2020
2021
2022
2023
2024
2025
Fiscal Year
Andrew Rubenstein Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Accel Entertainment Inc. TSR
Russell 3000 Casinos & Gambling Industry Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
10
8
6
4
2
0
-2
$100
$80
$60
$40
$20
$0
-$20
5.2
2.8
31.6
0.5
-0.9
74.1
8.9
1.7
45.6
3.3
1.3
35.3
4.6
0.7
51.3
2021
2022
2023
2024
2025
Fiscal Year
Andrew Rubenstein Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Accel Entertainment Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBITDA
Compensation Actually Paid ($ Millions)
Adjusted EBITDA ($ Millions)
10
8
6
4
2
0
-2
$250
$200
$150
$100
$50
$0
5.2
2.8
139.7
0.5
-0.9
162.4
8.9
1.7
181.4
3.3
1.3
189.1
4.6
0.7
210.1
2021
2022
2023
2024
2025
Fiscal Year
Andrew Rubenstein Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBITDA ($ Millions)

Most Important Financial Performance Measures
Adjusted EBITDA is the financial performance measure that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to Company performance.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Act, our stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of our NEOs as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall total compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board or the Compensation Committee.
We currently hold this “say-on-pay” proposal on an annual basis. Stockholders will have an opportunity to cast an advisory vote on the frequency of future say-on-pay proposals at least every 6 years. The next required advisory vote on the frequency of future “say-on-pay” proposals is expected to occur no later than the Company’s annual meeting of stockholders in 2029. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract and retain superior employees in key positions to enable our Company to succeed in the highly competitive market for talent, while simultaneously aligning actual pay to Company performance and stockholder returns. We intend to provide a competitive target compensation package to our executives, tie a significant portion of pay to performance and utilize programs that align the interests of our executives with those of our stockholders. Our Compensation Committee and our Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and appropriately aligned with our Company performance and the performance of our executives. We urge stockholders to read the Compensation Discussion and Analysis section and compensation tables set forth in this proxy statement, which describe in detail how our executive compensation policies and procedures operate and are intended to operate in the future.
We are asking our stockholders to indicate their support for the advisory approval of Accel’s executive compensation as described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosure.”
While this advisory vote is non-binding, our Board values the opinions that stockholders express in their votes and will, as a matter of good corporate practice, take into account the outcome of the vote when considering future compensation decisions.
Required Vote
Stockholder approval, on an advisory basis, of this Proposal Two will require the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
Recommendation of the Board
OUR BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF ACCEL’S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025, with our management. The Audit Committee has discussed with its independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written communications from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
By: The Audit Committee
Cheryl Kondra (Chair)
David W. Ruttenberg
Kathleen Philips
The information contained in the “Report of the Audit Committee” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2026. Our independent registered public accounting firm for the year ended December 31, 2025 was KPMG LLP. Our Audit Committee recommends that stockholders vote in favor of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2026. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee has the discretion to select a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and our stockholders. We anticipate that representatives of Deloitte & Touche LLP and KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
Change in the Company’s Accountant
In December 2025, the Audit Committee completed a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Following the review and evaluation of the proposals of the participating firms, on December 18, 2025, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to completion of its standard client acceptance procedures. Concurrently, the Audit Committee approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm, effective following completion of its audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2025. The dismissal of KPMG LLP became effective upon completion by KPMG LLP of its procedures on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2025 and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The engagement of Deloitte & Touche LLP became effective on March 12, 2026.
KPMG LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through March 3, 2026, there were no (1) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated and the related instructions thereto, with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports or (2) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.
During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through March 3, 2026, neither the Company nor anyone acting on its behalf consulted Deloitte & Touche LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
The change in the Company’s principal accountants was previously disclosed in our Current Report on Form 8-K filed with the SEC on December 23, 2025 (the “8-K”). A copy of KPMG LLP’s related letter, dated December 23, 2025, is filed as an exhibit to the 8-K.

Audit Fees and Services
Aggregate fees billed to the Company for audit services rendered by KPMG LLP for the audits of the Company’s annual financial statements for 2025 and 2024 and other services rendered by KPMG LLP during 2025 and 2024 are as follows:

	2025	2024
Audit fees	$2,279,000	$3,209,350
Audit-related fees	—	—
Tax fees	—	—
All other fees (1)	65,100	117,085
Total	$2,344,100	$3,326,435
(1)“All other fees” includes all fees paid that are not audit, audit-related, or tax services. These fees relate to permissible advisory services.
Audit Committee Pre-Approval Policies and Procedures
Our Audit Committee has adopted policies and procedures for the pre-approval of audit services, internal control-related services and permitted non-audit services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
All of the services provided by KPMG LLP described above were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.
Vote Required
Ratification of the appointment of Deloitte & Touche LLP to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2026, will require the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans
The following table includes information as of December 31, 2025, for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)(2)	3,567,788	$11.87	3,255,964
Equity compensation plans not approved by security holders	n/a	n/a	n/a
(1)Includes our 2011 Plan, 2016 Plan and the Second A&R LTIP.
(2)Includes 3,255,964 shares of common stock available for issuance under the Second A&R LTIP, as of December 31, 2025. There are no shares of common stock available for issuance under our 2011 Plan or our 2016 Plan, but these plans continue to govern the terms of equity awards granted thereunder.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our Class A-1 common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Directors, executive officers, and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of reports filed by the Company’s officers, directors, and stockholders, and written representations from our executive officers and directors that they filed such reports, we believe that all required filings under Section 16(a) of the Exchange Act were made on a timely basis during fiscal year 2025, except for the following late filings: one Form 4 for David W. Ruttenberg relating to sales of Class A-1 common stock under a Rule 10b5-1 trading plan on January 15, 2025; one Form 4 each for Andrew Rubenstein, Mark Phelan, Matthew Ellis, Derek Harmer, and Christen Kozlik relating to RSU grants on March 10, 2025; one Form 4 for Karl Peterson relating to a gift of Class A-1 common stock on March 17, 2025; one Form 4 for Derek Harmer relating to sales of Class A-1 common stock under a Rule 10b5-1 trading plan on March 19, 2025; one Form 4 for Eden Godsoe relating to an RSU grant on April 10, 2025; and one Form 4 for Andrew Rubenstein relating to a gift of Class A-1 common stock on March 17, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 13, 2026, regarding the beneficial ownership of the Company’s Class A-1 common stock by:
•each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A-1 common stock;
•each director, director nominee, and named executive officer of the Company; and
•all current executive officers and directors as a group.
The information below is based on an aggregate of 81,573,250 shares of Class A-1 common stock issued and outstanding as of March 13, 2026. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including underlying securities that a person has the right to acquire within 60 days.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Class A-1 common stock beneficially owned by the individuals below:

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Class A-1 Common Stock
5% Stockholders:
Clairvest Group Inc. (2)	16,898,868	20.72%
Darlington Partners Capital Management, LP (3)	8,098,349	9.93%
Greenvale Capital LLP (4)	6,059,407	7.43%
Named Executive Officers, Directors and the New Director Nominee:
Andrew Rubenstein (5)	8,774,052	10.04%
Mathew Ellis	—	*
Brett Summerer	—	*
Mark Phelan (7)	371,412	0.45%
Scott Levin	—	*
Derek Harmer (6)	363,455	*
Karl Peterson (8)	1,427,531	1.75%
Gordon Rubenstein (9)	159,272	*
Cheryl Kondra	—	*
Kathleen Philips	40,000	*
Doris M. Robinson	—	*
Kenneth B. Rotman (10)	—	*
David W. Ruttenberg (11)	813,616	1.00%
Bruce D. Wardinski	—	*
All current executive officers and directors as a group (13 persons)(12)	11,949,338	14.47%
*Less than 1 percent.

(1)Unless otherwise noted, the business address of each of the persons and entities listed above is 140 Tower Drive, Burr Ridge, IL 60527.
(2)Based solely on information contained in Amendment No. 3 to a Schedule 13D filed with the SEC jointly by Clairvest, Clairvest Equity Partners V Limited Partnership (“Equity Partners V LP”), Clairvest Equity Partners V-A Limited Partnership (“Equity Partners V-A LP”), and CEP V Co-Investment Limited Partnership (“CEP V LP”) on April 25, 2023. Of the 16,898,868 shares owned by Clairvest, 9,941,741 shares are owned by Equity Partners V LP, 1,887,457 shares are owned by Equity Partners V-A LP, and 5,069,670 shares are owned by CEP V LP, each of which is an indirect subsidiary of Clairvest. Of the shares beneficially owned by each of Equity Partners V LP, Equity Partners V-A LP, and CEP V LP, each reporting person is party to a Mutual Support Agreement that requires it to vote its outstanding shares in favor of certain director nominees of the Company in certain circumstances. The business address of each of the foregoing is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.
(3)Based solely on information contained in Amendment No. 4 to a Schedule 13G filed with the SEC jointly by Darlington Partners Capital Management, LP (“DPCM LP”), Darlington Partners GP, LLC (“DP GP”), Scott W. Clark, Ramsey B. Jishi and Darlington Partners, L.P. (“Darlington”) on January 31, 2024. Of the shares beneficially owned, DPCM LP, DP GP, Darlington, Mr. Clark and Mr. Jishi reported that each had sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 8,098,349 shares. DPCM LP is the investment adviser of private investment funds, including Darlington (together, the “Funds”). DP GP is the general partner of DPCM LP and the Funds. Mr. Clark and Mr. Jishi are the managers of DP GP. The business address for each of the Reporting Persons is 300 Drakes Landing Road, Suite 250, Greenbrae, CA 94904.
(4)Based solely on information contained in Amendment No. 2 to a Schedule 13G filed with the SEC by Greenvale Capital LLP (“Greenvale”) on February 17, 2026. Greenvale, an English limited liability partnership, serves as an investment manager to certain funds and accounts that hold the shares. Bruce Emery, a citizen of the United Kingdom and the United States, indirectly controls Greenvale. The business address of Greenvale is 1st Floor, 1 Vere Street, London W1G 0DF, United Kingdom.
(5)Includes 4,286,146 shares beneficially owned by Mr. A. Rubenstein through Harry R, LLC, and 584,098 shares issuable upon settlement of RSUs that will vest within 60 days of March 13, 2026 and pursuant to options that are currently exercisable or may be exercised within 60 days of March 13, 2026.
(6)Includes 180,292 shares issuable upon settlement of RSUs that will vest within 60 days of March 13, 2026 and pursuant to options that are currently exercisable or may be exercised within 60 days of March 13, 2026.
(7)Includes 144,730 shares issuable upon settlement of RSUs that will vest within 60 days of March 13, 2026 and pursuant to options that are currently exercisable or may be exercised within 60 days of March 13, 2026.
(8)Includes 1,427,531 shares beneficially owned by Mr. Peterson through Peterson Capital Partners, L.P. Peterson Capital Partners, L.P.’s address is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(9)Includes 45,603 shares beneficially owned by Mr. G. Rubenstein through Fund Indy LLC, The PrivateBank & Trust Company, as Custodian of the Gordon Rubenstein SEP IRA, and Gordon S. Rubenstein and Krista M. Ramonas Joint Revocable Trust and 90,000 shares issuable upon settlement of RSUs that will vest within 60 days of March 13, 2026 and pursuant to options that are currently exercisable or may be exercised within 60 days of March 13, 2026.
(10)The address of Mr. Rotman is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3. Mr. Rotman is the controlling stockholder of Clairvest.
(11)Includes shares beneficially owned by Mr. Ruttenberg, solely as trustee, or his successors in trust, of the David W. Ruttenberg Revocable Trust, as now or hereafter amended, and through Crilly Court Trust and Grant Place Fund LLC.
(12)Includes (i) 10,950,218 shares held directly and indirectly by all current directors and current executive officers of the Company as a group and (ii) 999,120 shares held directly by all current directors and executive officers of the Company as a group issuable upon settlement of RSUs that will vest within 60 days of March 13, 2026 and pursuant to options that are currently exercisable or may be exercised within 60 days of March 13, 2026.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than as described in “—Executive Compensation” the following is a summary of transactions since January 1, 2025, to which Accel has been a participant, in which:
•the amount involved exceeded or will exceed $120,000; and
•any of its directors, executive officers, or holders of more than 5% of its Class A-1 common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section entitled “Executive Compensation.”
Indemnification Agreements
We have entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides that, subject to limited exceptions, and among other things, Accel will indemnify the director or officer to the fullest extent not prohibited by the provisions of its bylaws and the Delaware General Corporation Law for claims arising in his or her capacity as our director or officer.
Review, Approval or Ratification of Transactions with Related Persons
The Board adopted a written related party transactions policy and charters of its Audit Committee and Nominating and Corporate Governance Committee that require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by the Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by the Nominating and Corporate Governance Committee.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder of our Company wishes to have included in the proxy statement in connection with our annual meeting of stockholders for the fiscal year ending December 31, 2026 (the “2027 Annual Meeting of Stockholders”) must be submitted to us no later than November 19, 2026.
In accordance with our bylaws, for stockholder proposals, including stockholder nominations for candidates for election as directors, to be properly presented by stockholders at the 2027 Annual Meeting of Stockholders but not submitted for inclusion in the proxy statement for our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8, notice must be received by us no earlier than the close of business on January 7, 2027 and no later than the close of business on February 6, 2027, unless the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 7, 2027, in which case notice by stockholders must be received by us not earlier than the close of business on the 120th day before the 2027 Annual Meeting of Stockholders and not later than the later of (i) the close of business on the 90th day prior to the date of the 2027 Annual Meeting of Stockholders or (ii) the close of business on the 10th day following the day on which we first make a public announcement of the date of such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. All stockholder proposals must include the specified information described in our bylaws and follow the procedures outlined in Rule 14a-8 under the Exchange Act. Stockholders are advised to review the bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations.
In addition to satisfying the requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2027.
Proposals and other items of business should be directed to the attention of the Chief Legal Officer and Secretary at our principal executive offices, 140 Tower Drive, Burr Ridge, Illinois 60527.

OTHER MATTERS
We know of no other matters to be submitted at the meeting other than those previously mentioned. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.
Dated: March 19, 2026

ACCELENTERTAINMENT®

ACCEL ENTERTAINMENT, INC.
140 TOWER DRIVE
BURR RIDGE, IL 60527

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 6, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACEL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 6, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89283-P50563 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ACCEL ENTERTAINMENT, INC.

The Board of Directors recommends you vote FOR each nominee listed in proposal 1:

1. Elect six (6) directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify.

	For	Withhold
1a. Karl Peterson	☐	☐
1b. Kathleen Philips	☐	☐
1c. Dee Robinson	☐	☐
1d. Kenneth B. Rotman	☐	☐
1e. Andrew Rubenstein	☐	☐
1f. Bruce Wardinski	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com.

V89284-P50563

ACCEL ENTERTAINMENT, INC.
Annual Meeting of Stockholders
May 7, 2026 at 1:00 PM, Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew Rubenstein, Scott Levin and Derek Harmer, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A-1 Common Stock of ACCEL ENTERTAINMENT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, Central Time, May 7, 2026, virtually at www.virtualshareholdermeeting.com/ACEL2026.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side